                                                                    EXHIBIT 10.9

                                 Dated  April 30, 1993


                                   SALIX PHARMACEUTICALS, INC  (1)

                                               and

                                             AB ASTRA          (2)

                     -------------------------------------------------
                                CO-PARTICIPATION

                                   AGREEMENT
                     -------------------------------------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

TABLE OF CONTENTS


     1.       DEFINITIONS......................................   2

PART A - RESEARCH AND DEVELOPMENT..............................   5

     2.       SALIX' OBLIGATIONS AND THE PRODUCT...............   5

     3.       COMPLETION OF THE PROJECT........................   8

     4.       ASTRA'S OBLIGATIONS..............................   8

     5.       CLINICAL TRIALS..................................   8

     6        COSTS AND FUNDING................................  10

PART B - DISTRIBUTION..........................................  14

     7.       APPOINTMENT OF ASTRA.............................  14

     8.       REGULATORY APPROVALS.............................  15

     9.       PROMOTION, MARKETING AND SALE....................  17

     10.      PRODUCT DATABASE AND ADVERSE REACTIONS REPORTING.  20

     l1.      CONSIDERATION....................................  22

PART C - SUPPLY AND MANUFACTURE................................  23

     12.      SUPPLY OF PRODUCT................................  23

     13.      PRICE............................................  26

     14.      TERMS OF PAYMENT.................................  29

     l5.      DELIVERY.........................................  30

     16.      LICENSE TO MANUFACTURE...........................  30

PART D - TRADEMARK LICENSE.....................................  34

     17.      TRADEMARK LICENSE................................  34

     18.      LICENSE PAYMENT..................................  35

PART E - MISCELLANEOUS.........................................  36

     19.      INDEMNIFICATION..................................  36

     20.      CONFIDENTIAL INFORMATION.........................  37

     21.      INTELLECTUAL PROPERTY............................  39

     22.      SUB-DISTRIBUTORS AND SUB-LICENSEES...............  43

     23.      ASSIGNMENT.......................................  43

     24.      FORCE MAJEURE....................................  43

     25.      COSTS............................................  44

     26.      CONFIDENTIALITY OF THIS AGREEMENT................  44



     27.       NATURE OF THE AGREEMENT.........................  44

     28.       NOTICES.........................................  47

PART F - TERMINATION AND EFFECTS THEREOF.......................  48

     29.       TERMINATION.....................................  48

     30.       CONSEQUENCES OF TERMINATION.....................  51

PART G - ASTRA OPTION..........................................  53

     31.       ASTRA OPTION....................................  53


                                                            1 (53)

THIS CO-PARTICIPATION AGREEMENT is made the 30th day of April, 1993


BETWEEN:
-------

(1) SALIX PHARMACEUTICALS, INC a company incorporated under the laws of California and whose registered office is at 3600 W. Bayshore Road, Suite 205, Palo Alto, CA 94303, USA ("Salix"); and

(2) AB ASTRA a company incorporated under the laws of Sweden whose principal place of business is at Kvarnbergagatan 16, S-151 85 Sodertalje, Sweden ("Astra").

WHEREAS:

A. By an agreement dated 17th January, 1991 and made between Salix of the one part and Biorex Laboratories Limited ("Biorex") of the other part, Biorex granted Salix an exclusive license to develop, manufacture, use and sell pharmaceutical products incorporating Balsalazide in the U.S. (as hereinafter defined) under patents granted to Biorex upon the terms of such license.

B. Salix and Astra have agreed to collaborate in the programme of development of such pharmaceutical products for the creation of a Dossier to be registered in the U.S. and for the commercial exploitation of such products in the U.S.

NOW IT IS HEREBY AGREED as follows:

                                                                          2 (53)



1.   DEFINITIONS


1.1  In this Agreement the following words shall have the following meanings:

     "Advisory Committee" means the committee consisting of representatives of Astra and Salix to be formed and function as described in Article 9.1.1.

     "Applications" means the treatment of Diseases of the Digestive System according to WHO classification of diseases Class 52.

     "Primary Applications" means the treatment of acute relapse in ulcerative colitis.

     "Astra Associate" means any company which is a holding company of Astra or a subsidiary of Astra and any other subsidiary of any such holding company or subsidiary. For this purpose a company shall be deemed to be a "subsidiary" of another if that other is a member of it and controls the composition of its Board of Directors.

     "Astra Coordinator" means one individual employee of Astra or an Astra Associate nominated and appointed from time to time by Astra as a member of the Project Team.

     "Balsalazide" means 5- [4(2- Carboxyethylcarbamoyl) - phenylazo]-salicylic acid disodium salt dihydrate.

     "Biorex" means Biorex Laboratories Limited, a company incorporated in England under Company Registration Number 390233 whose registered office is at 2 Crossfield Chambers, Gladbeck Way, Enfield, Middlesex EN2 7HT.

     "Biorex Agreement" means an agreement dated 17th January, 1991 between Salix and Biorex, as amended.

     "Biorex/Astra Agreement" means the agreement of even date herewith entered into between Biorex and Astra and attached hereto as Exhibit A.

     "Developmental Product" means a pharmaceutical preparation for the Primary Applications containing

                                                                          3 (53)

     Balsalazide, as previously developed by Biorex and licensed to Salix pursuant to the Biorex Agreement.

     "Dossier" means the master regulatory dossier relating to the Developmental Product which shall be prepared during the Project and which shall in the reasonable opinion of Salix and the Project Team be:

     (1) in accordance with the published standard required for master regulatory dossiers by the FDA as at the date of completion of the Dossier; and

     (2) in a form suitable for submission to and suitable for approval by the FDA in connection with obtaining health registration for the Developmental Product in the U.S.

     "FDA" means the Food and Drug Administration of the U.S.

     "Force Majeure" means in relation to either party any circumstances beyond the reasonable control of that party (including but not limited to strike, lock out or other form of industrial action, act of God, war, riot, accident, breakdown in plant or machinery, fire, flood, explosion or government action).

     "Launch" means a commercial launch by Astra (or any Astra Associate) of the Product throughout the U.S. supported by such marketing expense and supported and launched in such quantities as may reasonably be appropriate for the Product to have a significant effect on total sales of any similar or competitive product.

     "NDA" means a New Drug Application.

     "Net Sales" means the ex factory sales price of each individual Product actually charged by Astra (or any Astra Associate) for each shipment of Product on an arms length open market basis to any third party (being a person, firm or company which is not an Astra Associate), net only of sales and purchase taxes, customs or import duties, delivery charges, returns and allowances, discounts and chargebacks actually charged on each such shipment.

     "Patents" means the patents and applications therefore for Balsalazide listed in Schedule 1 and any substitutes, renewals, reissues and extensions thereof, plus any patent rights, now existing or

                                                                          4 (53)


     hereafter acquired by Salix (including patent applications therefor) in the U.S. pertaining to Product and securing the exclusive use and sale in the U.S. of Product for treatment of ulcerative colitis and Crohn's disease.

     "Product" means a pharmaceutical preparation in capsule form containing Balsalazide for the Applications and such other pharmaceutical preparations containing Balsalazide for the Applications as may be developed by or on behalf of Astra or Salix during the term of this Agreement.

     "Product Information" means the chemical, pharmaceutical, preclinical, clinical and other information relating to the Developmental Product and Balsalazide delivered to Astra by Salix in full or in summary form or as expert opinion of the data prior to the date hereof as identified and listed in Schedule 3.

     "Project" means the development program in connection with the development of the Developmental Product, and the preparation and completion of the Dossier and obtaining the grant of approval to market the Developmental Product in the U.S. conducted in accordance with the terms of this Agreement and as summarized in Schedule 2.

     "Project Team" means the team of experts appointed by Salix from time to time in connection with the Project, plus the Astra Coordinator.

     "RoW" means the whole world except the U.S., Japan, Korea and Taiwan.

     "Trademark" means the trade name "Colazide" registered as a trademark for use on pharmaceutical preparations in the U.S. and any other tradename designated by Salix for use in the U.S. in connection with the Product.

     "U.S." means the United States of America, its territories and possessions.

1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation.

                                                                          5 (53)

1.3 Reference to any document in the approved form shall be reference to the document agreed between the parties and initialled for the purposes of identification by each party.

PART A - RESEARCH AND DEVELOPMENT


2.   SALIX' OBLIGATIONS AND THE PRODUCT

2.1 Salix shall manage the Project Team and conduct or procure the conduct of the Project in a competent manner and shall use all reasonable endeavors to prepare and/or procure the preparation of the Dossier.

2.2 The Project shall be conducted in respect of and relate only to the Developmental Product as defined herein and notwithstanding the wider definition of the Product.

2.3 Salix shall conduct and manage the Project in close liaison with the Project Team and Salix shall keep Astra fully informed of the progress, costs and conduct of the Project and shall take account of comments and proposals made by the Project Team with regard to the scientific content and methods involved in the Project. Astra may be represented by additional individuals at Project Team meetings save that only the Astra Coordinator is a member of the Project Team. The actions of the Project Team will be governed by the principles of good faith. For the avoidance of doubt, Salix remains responsible for the conduct of the Project and the completion of the Dossier and, consequently, Salix will always have the final say for all matters discussed by the Project Team.

                                                                          6 (53)

2.4  Without prejudice to the generality of the foregoing, Salix hereby agrees:

     2.4.1 that Salix shall use all reasonable endeavors to complete the Project without undue delay; and

     2.4.2 that the nature and procedures of any clinical trials conducted or required to be conducted as part of the Project by Salix (or by any third party duly authorized by Salix) will be agreed in advance with Astra (subject to the rights of Salix as provided in Section 2.3 regarding final say in all matters) and Salix shall ensure that the results of any such trials or other clinical data relating to such trials shall be made freely available to Astra as soon as is reasonably practicable; and

     2.4.3 to manage the Project team and to ensure that the Project Team shall meet at least once in every twelve (12) week period during the Project to review and coordinate the Project and to share and exchange all information relating to the Project; and

     2.4.4 to prepare a quarterly written report on the progress of the Project and to submit such report to Astra each calendar quarter. (The first report shall be submitted to Astra within one calendar quarter from the date of this Agreement); and

     2.4.5 to use reasonable endeavors to ensure that all the contractors working on the Project [including without limitation the members of the Project Team (excluding the Astra Coordinator)] at the date of this Agreement

                                                                          7 (53)


            are either recruited as employees of Salix or enter into contracts for the supply of their services to Salix; and

     2.4.6  to coordinate all documentation in connection with the Project.

2.5 Astra hereby confirms and acknowledges that any information, assistance, representation or warranty given or made by Astra, any Astra Associate or any of its representatives or the Astra coordinator shall be supplied in good faith to, and may be accepted by and used by Salix in the performance of the Project Provided Always that Salix shall remain solely responsible for the performance of the Project and shall not be entitled to rely upon any such representation, warranty or information supplied by any such Astra representative or the Astra Coordinator.

2.6 Upon completion of the Dossier, Salix shall file the NDA for the Developmental Product with the FDA and shall apply for and pursue obtaining approval for the marketing and sale of the Developmental Product in the U.S., which includes the responsibility to fund, perform and complete any Phase IV studies upon which such approval is conditioned.

2.7 The conduct of the Project and the preparation of the Dossier in accordance with the terms hereof shall include the undertaking by Salix to perform all pre-clinical trials and human pharmacokinetics trials and such clinical trials for the Developmental Product as are necessary to obtain approval in the U.S. pursuant to Article 2.6.

                                                                          8 (53)


3.   COMPLETION OF THE PROJECT

Upon any application for approval in the U.S. made by Salix under Article 2.6 or in addition thereto, Salix shall be named as applicant and shall name Astra in such application as the distributor for the Product in the U.S.

4.   ASTRA'S OBLIGATIONS

4.1 Astra shall be solely responsible for all costs and expenses incurred by or payable to the Astra Coordinator or any other Astra representative in connection with the Project.

4.2 Astra acknowledges that the Project meetings under Article 2.4.3 shall take place in the U.S. at such places as shall be reasonably nominated by Salix. Astra hereby agrees to bear the entire cost and expense in connection with the attendance at such meetings of any Astra representative and the Astra Coordinator.

5.   CLINICAL TRIALS

5.1 Astra may undertake clinical trials for the Product (beyond the clinical trials conducted as part of the Project as specified in Article 2.6) at Astra's sole cost and expense Provided always that:

     5.1.1 the trials are planned, organized and carried out solely by Astra and shall not interfere with trials conducted or to be conducted by or on behalf of Salix in connection with the Project; and

     5.1.2 prior to the conduct of the trials, the clinical trial objectives and the clinical trial protocols are agreed in writing between Astra and Salix (such agreement not

                                                                          9 (53)

            to be unreasonably withheld or delayed and Provided Always that such agreement shall be deemed to have been given by Salix in the event that no response is received by Astra from Salix within 20 working days of receipt by Salix of any request from Astra for approval); and

     5.l.3 Astra shall provide all medical resources and clinical trials monitors at its own cost and expense; and

     5.l.4 Astra shall bear all the costs and expenses associated with such clinical trials including but without limitation the costs of documentation and administrative payments to trialists; and

     5.l.5 Salix shall provide such supplies of finished capsules of Product to Astra as Astra may reasonably require for the conduct of such trials in accordance with Articles 12.4, 12.6, 12.7, 12.8, 12.9 and 13.5;
            and

     5.1.6 Unless otherwise agreed by Salix, Astra shall use and promote the Trademark in connection with such trials,


5.2  In the event that any clinical trials are conducted by Astra pursuant to
     Article 5.1, Astra undertakes:

     5.2.1 to keep Salix fully informed as to the conduct of such clinical trials and to provide to Salix full unrestricted access to such results; and

     5.2.2 to permit Salix to use such results and to disclose the same to third parties in

                                                                         10 (53)


            connection with the use and sale of the Product in RoW.

     Provided Always that Salix shall provide full unrestricted access to Astra to the results of any clinical trials and other studies conducted by Salix and/or any third party authorized by Salix or Glycyx (as defined in Article 23.1) in connection with the use and sale of the Product in the RoW.

6.   COSTS AND FUNDING

6.1 Astra shall fund the total development cost for the Project with an amount of [*] Astra agrees to remit monies into Salix' bank account (details of which are set out below) in respect of such costs and expenses in accordance with Schedule 2 to this Agreement.

     [*]

     Provided Always that any payments, costs and expenses expressly stated in this Agreement to be the sole responsibility of Astra shall be paid over and above such [*] and such costs shall not be taken into account in calculating such maximum. It is understood that any monies [*] hereunder not paid by Astra on the date an approved NDA for the Developmental Product is granted by the FDA shall be remitted to Salix within 60 days after the date of such approval.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         11 (53)

6.2 Salix shall be solely responsible for funding or obtaining funding for any excess of the actual costs for completion of the Project above Astra's contributions as provided in this Agreement.

6.3 Salix shall be solely responsible for making all payments to all third parties working in the Project and Salix shall maintain detailed and accurate accounts and records in connection with all such payments.

6.4 Salix shall submit to Astra a summary of the accounts and records maintained by it in connection with the conduct of the Project on a calendar quarterly basis. The first summary of accounts and records shall be submitted to Astra three calendar months from the date of this Agreement. Salix shall allow Astra or its auditors or representative reasonable access during normal business hours to inspect the books of accounts of Salix in order to verify incurred costs in the Project. If such examination reflects an overpayment of five percent (5%) or more of the amount that should have been paid for during the period audited, then Salix will bear the expenses of the audit; otherwise Astra shall bear the expenses of the audit.

6.5 In the event that the actual costs incurred by Salix in the performance of the Project exceed the total amount under Article 6.1, Salix shall be solely liable for any excess costs incurred; Provided Always that in the event that Salix shall thereafter at any time (in its sole discretion) decide that it is unable or unwilling to incur expenses in excess of such amount and to complete the Project in accordance with the terms of this Agreement, it shall forthwith notify Astra in writing and Astra may at its sole option (exercised by 30 days notice in writing to Salix served within 90 days of receipt

                                                                         12 (53)

     of any such notice from Salix) determine whether the Project shall be continued or discontinued, In Such event:

     6.5.l If Astra decides that the Project will be discontinued, this Agreement will be terminated automatically upon receipt of such notice by Salix. If Astra determines that the Project shall be continued and the NDA for the Developmental Product has been filed and the payment under Article 11.1.2 consequently has been made, Salix will continue to perform under this Agreement in accordance with a revised and agreed Schedule 2. Astra will make available additional funds in accordance with the agreed payment schemes under such revised Schedule 2 up to a maximum of the total amount not yet paid under Article 11.1.3. Any amount so used to complete the Project to an approved NDA for the Developmental Product shall be subtracted from what is to be paid by Astra under said Article
            11.1.3. Any remaining amount not so used will be payable in accordance with Article 11.1.3.

6.6 In the event that the actual cost incurred by Salix in the performance of the Project either exceeds the [*] funded by Astra as referred to in
                 ------
     Article 6.1 and the total funds referred to under Article 6.5.1 or exceeds
                                                                     --
     the total amount under Article 6.1 and Article 6.5.1 is not applicable, and, in either case, Salix decides that it is unable or unwilling to incure expenses in excess of such amounts and to complete the Project, Salix shall forthwith notify Astra in writing. Astra may at its sole option (exercised by 30 days notice in writing to Salix served within 90 days of receipt of any such notice from Salix) either decide to discontinue or continue

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         13 (53)

     the Project. If Astra decides to discontinue the Project, this Agreement will be terminated automatically upon receipt of such notice by Salix. If Astra decides to continue the Project, Astra will assume all obligations in connection with the conduct and completion of the Project, the filing of the Dossier in accordance with Article 3 hereof and obtaining regulatory approval under Article 2.6; provided however, that Astra will do the NDA filing and will be the applicant and the following will apply:

     6.6.1 The rights of Astra to distribute the Product under this Agreement will remain and for the avoidance of doubt payments under Article
            11.1 shall remain due and payable in accordance with the terms of such Article 11.1; and

     6.6.2 The right of Astra to manufacture Product pursuant to Article 16 shall be deemed to be granted pursuant to Article 16.2.2 thereof; and


     6.6.3 Astra shall have no claims against Salix and Salix shall not be liable for any breach by it of its obligations to complete the Project in accordance with the terms of this Agreement; and

     6.6.4 Astra may in its sole discretion supply information relating to or arising in the Project to third parties who are licensed to use the Patents to exploit the Product in the RoW but shall not be under any obligation to do so and such supply may be upon such terms as may be agreed between Astra and such third party.

                                                                         14 (53)

PART B - DISTRIBUTION


7    APPOINTMENT OF ASTRA


7.1 With effect from the date of this Agreement and in accordance with the terms and conditions contained in this Agreement, Salix hereby appoints Astra as its exclusive distributor for the Product within and throughout the U.S.

7.2 The rights granted hereunder to Astra shall be in respect of the Product only. In the event that either party shall become aware of any indications or applications for Balsalazide other than the Applications, it shall forthwith notify the other party and shall supply the other party with such details of the other indications and applications as may be available to it Provided Always That:

     7.2.1 Astra shall have a first option to enter into good faith negotiations with Salix during the period six months from the supply of such details in respect of an agreement concerning the development of such other indications and applications and the grant to Astra of the right to exploit the same in the U.S.; and

     7.2.2 Astra shall have no right whatsoever to use and exploit Balsalazide in any such other indications and/or applications unless and until completion of such good faith negotiations and the execution of a written agreement in respect thereof; and

     7.2.3 During such period in which Astra shall continue to negotiate in good faith Salix shall not disclose details of such other

                                                                        15 (53)


           indications and/or applications to any third party or grant any third party any rights therein in the U.S. provided that Salix shall not be prevented or precluded from disclosing the same to any third party which shall have entered good faith negotiations for the acquisition of the right to exploit such other indications and/or applications outside the U.S.; and

     7.2.4 In respect of any such other applications and indications disclosed by Astra to Salix, Salix shall not use or exploit the same (either itself or through any third party) whether in the U.S. or elsewhere without the prior consent of Astra (such consent not to be unreasonably withheld or delayed); and

     7.2.5 In respect of any such other applications and indications disclosed by Salix to Astra, Salix shall not use or exploit the same (either itself or through any third party) in the U.S. without the prior consent of Astra (such consent not to be unreasonably withheld or delayed).

8.   REGULATORY APPROVALS

8.1 As stated in Articles 2.6 and 2.7 Salix undertakes to use all reasonable endeavors to file the Dossier and to apply for and obtain all relevant regulatory health approvals for the marketing and use of the Developmental Product in the U.S. as soon as reasonably practicable.

8.2 Astra undertakes to use all reasonable endeavors to effect Launch of the Product in the U.S. within

                                                                         16 (53)

     90 days of the receipt of all necessary approvals for such Launch.

8.3 In the event that Astra shall fail to effect Launch in the U.S. within a period of 180 days after the grant of necessary registrations and approvals for such Launch, then Salix may in its absolute discretion serve written notice on Astra (within 30 days of the expiry of such period of 180 days) amending the rights of Astra granted hereunder to those of a non-exclusive distributor for the Product in the U.S. Thereafter Salix for the avoidance of doubt shall also be entitled to exploit such rights and to market and exploit the Product in the U.S. (whether directly or indirectly through any agent, contractor or licensee) in such manner as it may in its sole discretion think fit Provided Always that Astra will retain exclusive rights to use the Trademark in the U.S.

8.4 In the event that Astra's failure to effect Launch as stated in Article 8.3 exceeds a period of twelve months from the grant of all necessary registrations and approvals for such Launch, Salix may at its sole discretion serve written notice on Astra (within 90 days of the expiry of such period of twelve months) terminating this Agreement in full in accordance with Article 29.2. Thereafter Salix for the avoidance of doubt shall be entitled to exploit such rights and to market and exploit the Product in the U.S. (whether directly or indirectly through any agent, contractor or licensee) in such manner as it may in its sole discretion think fit free of any obligation to Astra and Astra shall have no rights with respect to Product or the Trademark in the U.S.

                                                                         17 (53)



9.   PROMOTION, MARKETING AND SALE

9.1 Astra shall use reasonable endeavors to promote, market and sell the Product throughout the U.S. and undertakes to allocate such promotional and sales resources and such technical support for the promotion, marketing and sales of the Product as may reasonably be required to sell the Product. Astra agrees generally to use the same channels and methods, exercising the same diligence and adhering to the same standards which it employs with respect to its other products.

     9.1.1 For the purposes of utilizing the support and competence of Salix in the most efficient way the parties have agreed to form the Advisory Committee, which will be comprised of two members from Salix and Astra respectively as determined by the parties separately. The Advisory Committee will primarily be responsible for the development of the strategy and promotional plans for the Product. It is envisaged that Salix will at its own expense agree to perform certain promotional activities such as symposias and medical, scientific and technical programs as specified by the Advisory Committee and accepted by Salix. The actions of the Advisory Committee will be governed by the principles of good faith. For the avoidance of doubt, Astra remains responsible for the promotion, marketing and sale of the Product and consequently Astra will always have the final say in all matters discussed by the Advisory Committee.

9.2 Astra shall promote, market and sell the Product in the U.S. entirely in accordance with the terms of

                                                                         18 (53)

     any product license, price approval (if applicable), and other restrictions and regulations for the Product as may be relevant and applicable in the U.S.

9.3  Astra undertakes:

     9.3.1 To promote, market and sell the Product solely in the U.S. under the Trademark only and not to use any other trade name, trademark or logo for or on the Product (Provided That the name "Balsalazide" may be used but only as a generic name for the Product in accordance with and as required by applicable laws and regulations); and

     9.3.2 To enter into Trademark user agreements and such other agreements (whether relating to the Trademark, technical standards or otherwise) as may reasonably be required by Salix or as required by applicable regulations in connection with the promotion, marketing and sale by Astra of the Product and/or the use by Astra of the Trademark; and

     9.3.3 To notify Salix immediately of any improper or wrongful use of the Trademark, the Patents or otherwise any proprietary or confidential information of Salix or Biorex relating to the Product coming to Astra's knowledge; and

     9.3.4 Forthwith to refer to Salix all inquiries received for the supply of the Product outside the U.S.; and

     9.3.5  Not to seek or sell to customers for the Product outside the U.S.;
            and

                                                                         19 (53)

     9.3.6 To develop and design packaging for the Product in each part of the U.S. at its sole cost and expense and further that Astra agrees to state on packages containing the Product that such Product was manufactured by Salix Pharmaceuticals, Inc., Palo Alto, California and distributed by Astra USA, Inc. (provided that such wording is in compliance with U.S. laws and regulations); and

     9.3.7 Not to use any misleading statements or misrepresentations on the Product packaging or use any defective packaging materials and to comply in all respects with all regulations and laws in connection with the Product packaging and the information provided thereon; and

     9.3.8 In the sale, use and promotion of the Product in each part of the U.S. to comply with all relevant regulatory health and pricing regulations and approvals in the U.S. For the avoidance of doubt, Salix shall not be responsible or liable in any manner whatsoever for compliance with any such regulations and approvals (whether or not it shall have assisted Astra in or approved the sale or use of the Product in the U.S.); and

     9.3.9 Not to use any packaging which may adversely affect the Product in any way whatsoever including but without limitation the Product's approved shelf-life; and

     9.3.10 Not to incur any liability on behalf of Salix or in any manner pledge or purport to pledge Salix' credit or accept any order or

                                                                         20 (53)

            make any contract binding on Salix or give or make any representation, warranties or conditions with reference to the Product on behalf of Salix. Astra is not and shall not be deemed to be the agent of Salix and in all correspondence and dealings with third parties shall not indicate that it is acting as an agent of Salix; and

     9.3.11 To be solely responsible for the acts and omissions of its employees and representatives in connection with the performance of its rights and obligations hereunder; and

     9.3.12 To purchase Product for sale in the U.S. solely from Salix during the term hereof (except as specifically provided in this Agreement).

9.4 Astra shall be entirely responsible for the collection of debts due to it and shall bear all losses owing to its failure so to do.

9.5 To the extent legal, practical and feasible, Astra and Salix shall agree on appropriate mentioning in promotional material that the Product has been developed in collaboration between Salix and Astra.

10.  PRODUCT DATABASE AND ADVERSE REACTIONS REPORTING

10.1 Salix shall maintain a database of all adverse and other reactions or events occurring in connection with the Product in any part of the world except Japan, Taiwan and Korea and shall use reasonable endeavors to assure that any such adverse and other reactions are notified to it in a timely manner by any third party authorized by Salix or Glycyx (as defined in Article 23.1) who are licensed to use and

                                                                         21 (53)
     exploit the Product in such countries.

10.2 Astra undertakes to notify Salix:

     10.2.1 forthwith (or in any event in sufficient time to allow Salix to report such information in compliance with applicable regulations) in the event that it becomes aware of any serious adverse reactions (as defined by the FDA regulations) or contra indications to the Product; and

     10.2.2 within three months (or in any event in sufficient time to allow Salix to report such information in compliance with applicable regulations) after it becomes aware of other adverse reactions, or contra indications to the Product other than stated under 10.2.1.

10.3 Salix undertakes to notify Astra:

     10.3.1 forthwith (or in any event in sufficient time to allow Salix to report such information in compliance with applicable regulations) in the event that it becomes aware of any serious adverse reactions (as defined by the FDA regulations) or contra indications to the Product in any part of the world; and

     10.3.2 within three months (or in any event in sufficient time to allow Salix to report such information in compliance with applicable regulations) after it becomes

                                                                         22 (53)

            aware of other adverse reactions or contra indications to the Product other than stated under 10.3.1.

10.4 In the event that Salix or any third party authorized by Salix or Glycyx (as defined in Article 23.1) shall conduct clinical studies of the Product outside the U.S. in support of any promotional or marketing activities of Salix or such third party, Salix shall use reasonable endeavors to grant or procure the grant to Astra of full unrestricted access to the results of such trials so that Astra shall be entitled to use such results in connection with the marketing, sale and use of the Product in the U.S.

11.  CONSIDERATION

11.1 In consideration of the rights hereby granted by Salix to Astra, Astra hereby agrees to pay to Salix a sum of [*] such sum to be nonrefundable and payable to Salix as follows:

     11.1.1 [*]

     11.1.2 [*]

     11.1.3 [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*]

PART C - SUPPLY AND MANUFACTURE

12.  SUPPLY OF PRODUCT

12.1 Astra shall notify Salix in writing of its forecast requirements for quantities of the Product (in the form of bulk filled capsules and including Product to be used as samples) and details of its proposals for Launch twelve months prior to its expected Launch. With such forecast Astra shall deliver a detailed forecast of its requirements for the Product for the twelve month period from the date of such notice. Thereafter, Astra shall, on a quarterly basis, deliver to Salix revised forecasts for the subsequent 12 month period commencing on the subsequent April 1st, July 1st, October 1st and January 1st respectively. Astra's ambition is to provide Salix with forecasts indicating Astra's expected requirements per month.

12.2 Salix shall fulfill all written orders placed on it by Astra for the Product in the form of bulk filled capsules, subject to the provisions of
     Article 12.3.

12.3 Whilst the forecasts delivered by Astra to Salix under Article 12.1 shall be non-binding and will not place any obligation on either Astra to order such quantities or Salix to deliver such quantities:

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                                         24 (53)

     12.3.1 Astra shall use all reasonable endeavors to estimate accurately in such forecasts its requirements for the Product; and

     12.3.2 Astra shall ensure that all written orders are placed permitting a lead time for manufacturing of the Product of not less than 16 weeks; and

     12.3.3 Astra acknowledges that Salix shall not be obliged to fulfil any firm written orders placed on it that may be in excess [*] of the last forecast quantities (in accordance with Article 12.1) for such period; and

     12.3.4 Astra shall place written orders and accept delivery of quantities of the Product that are not less [*] of the last forecast quantities (in accordance with Article 12.1) for such period.

12.4 Salix shall supply Astra with such quantities of the Product as Astra may reasonably require (in bulk filled capsule form) for clinical trials undertaken by Astra hereunder. Astra shall endeavor to provide Salix with the maximum period of notice of such requirements and in any event shall place firm written orders on Salix therefore not less than 60 days before any requested delivery date, provided that failure of Salix to deliver sooner than within 90 days shall not constitute breach under this Agreement.

12.5 Salix shall supply Astra with such quantities of the Product in bulk filled capsule form as Astra shall reasonably require for use as product samples and as shall have been forecasted and ordered by Astra in accordance with Articles 12.1 and 12.3.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         25 (53)


12.6 Salix hereby warrants and undertakes that all quantities of the Product (in bulk filled capsule form) supplied by it to Astra under the terms of this Agreement shall as at the date of delivery be supplied fully in accordance with the Bulk Product Specifications and the Finished Product Specifications contained in Schedule 3 and shall have been manufactured in accordance with all applicable laws and regulations including FDA Good Manufacturing Practices, and in compliance with the Drug Master File for the Product.

12.7 Upon the receipt of any delivery of the Product from Salix, Astra shall test such Product (in accordance with the Quality Test Procedures to be agreed and incorporated into Schedule 4 to this Agreement after execution of this Agreement) and in the event that such Quality Test Procedures reveal any breach of the warranty given in Article 12.6, Astra shall be entitled to reject the full shipment of the Product within 45 days of receipt of such shipment by notice in writing to Salix. Failure of Astra to reject Product after such 45 day period shall constitute acceptance thereof by Astra.

12.8 In the event of any dispute between the parties concerning any allegation of breach of the warranty contained in Article 12.6 or concerning any rejection or purported rejection of any shipment of the Product, a sample quantity of the Product in question shall be delivered to an independent laboratory (nominated by the mutual agreement of the parties) which shall be supplied with copies of the Bulk Product Specifications, the Finished Product Specifications and the Drug Master File and shall carry out testing in accordance with the Quality Test Procedures and whose decision as to the quality of such Product and as to any breach of warranty by such Product shall, in the absence of manifest

                                                                         26 (53)


     error, be final and binding an the parties. The fees and expenses of such laboratory testing shall be borne entirely by the party against whom such findings are made.

12.9 The terms and conditions relating to the supply of the Product by Salix to Astra shall be as set out in this Agreement and each written order placed on Salix by Astra shall form a separate contract for the supply of the Product. In the event of any conflicting term between this Agreement and any order placed by Astra, this Agreement will apply.

13.  PRICE

13.1 The price charged for the Product by Salix to Astra shall (save as provided in Article 12.4, 13.5 and 13.6) be established in US Dollars as follows:

     13.1.1 The price for the Product shall be finally determined by the end of February of each calendar year for the preceding calendar year and shall equal [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         27 (53)
            [*]

     13.1.2 Until the price can be finally determined in accordance with
            Article 13.1.1 the Product will be supplied at provisional prices per unit as determined in good faith by Salix and Astra (at Launch and thereafter on January 1 of each year) based on historical figures, forecasts (including forecasted Net Sales for Product) and best estimates;

     13.1.3 Any balance resulting from differences between the provisional and the final prices shall be settled by March 15 of the calendar year in which the final prices are established;

     13.1.4 The parties confirm their understanding that they will at the latest three (3) months prior to Launch in good faith establish a "floor price" for the supply by Salix to Astra of the Product. It is understood that Salix will be under no obligation to supply the Product for commercial use hereunder at a price which is lower than such established floor price unless otherwise agreed.

13.2 In order to calculate the price charged by Salix to Astra pursuant to
     Article 13.1, Astra shall keep Salix informed of its best available estimate of the annual Net Sales which it reasonably considers will be obtained for the Product by Astra in the U.S.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         28 (53)

13.3 Astra shall keep full, proper and up-to-date books of account and records showing clearly all transactions relating to the calculation of the Net Sales. During the term of this Agreement, after Launch, Astra shall furnish to Salix on a quarterly basis a written report covering Astra's fiscal quarters showing the gross sales of all Product sold by Astra and/or any Astra Associates during the reporting period and the calculation of Net Sales from such gross sales. Reports shall be due forty-five (45) days following the close of each respective quarter.

13.4 Astra shall allow Salix or its auditors or representative reasonable access during normal business hours to inspect the books of account of Astra (or any Astra Associate) in order to verify the annual Net Sales of Product under this Article 13 Provided That such verification shall be at the sole cost and expense of Salix. If such examination however reflects an underpayment of five percent (5%) or more of the amount that should have been paid for the period audited, then Astra will bear the expense of the audit.

13.5 Salix shall provide such supplies of the Product to Astra as Astra may reasonably require for the conduct of clinical trials at cost to Salix (as specified in Article 13.6).

13.6 The Product supplied by Salix to Astra for the purpose of Product samples shall be supplied to Astra [*] for a period of [*] from the date of Launch Provided That:

     13.6.1 The quantities so delivered in any one year shall not exceed [*] of the total aggregate units of Product sold by Astra in such year; and

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         29 (53)

     13.6.2 For the purpose of determining [*] it is understood that this shall include direct costs of material, labor and interest direct manufacturing overhead, and insurance and shipping costs, but shall not in any circumstances exceed [*] of such Product in the U.S. for such year (determined as if such Product had been sold by Astra at the average Net Sales price per unit of Product during such period); and

     13.6.3 Articles 13.3 and 13.4 shall apply mutatis mutandis with respect to Salix for the purpose of verifying [*] prices charged;

     Provided Further That for the avoidance of doubt Salix shall be entitled to charge and receive the price for Product calculated in accordance with
     Article 13.1 (as if such Product had been sold by Astra at the average Net Sales price per unit of Product during such period) in respect of any supplies of Product samples made after such [*] period or made during such [*] period which are in excess of such [*] figure.

14.  TERMS OF PAYMENT

14.1 Payment is strictly net cash to be paid to Salix within thirty (30) days from the date of invoice in US Dollars. Such payment shall be made in USD by express payment through the banking system into such bank account as Salix shall designate for such purpose.

14.2 If payment is not made as set out in Article 14.1 for any bulk delivery of the Product to Astra Salix

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         30 (53)

     reserves the right:

     14.2.1 To charge interest to Astra at the lower of the rate of 2% (two per cent) per annum above the prime rate set by the Bank of America on all past due amounts (such interest to accrue on a day-to-day basis to the date of payment or the maximum interest allowable by law; and

     14.2.2 To require payment in advance for any delivery of the Product made prior to receipt of such payment in full.

15.  DELIVERY

15.1 Delivery of the Product to Astra by Salix shall be F.O.B. any continental U.S. manufacturing plant of Product (including Puerto Rico) or any port of entry into the continental U.S. (the "FOB Location").

15.2 Risk in the Product shall pass to Astra on delivery to the FOB Location and Astra shall be responsible for insuring the Product from the date of delivery to the FOB Location at its own cost and expense.

16.  LICENSE TO MANUFACTURE

16.1 Save only in the circumstances set out below, Salix shall manufacture the Product and shall supply Astra with such quantities of the Product as it shall require (subject to the provisions of Article 12) and (save as expressly provided in this Article 16) Astra shall have no right, title or interest in any of the Patents or proprietary rights relating to the Product and is entitled to use the same only under the terms of this Agreement;

                                                                         31 (53)

16.2 In the event that Salix shall:

     16.2.1 Be in breach of its obligations to supply the Product as specified in Article 12 and shall fail to remedy such breach within 90 days of written notice from Astra requiring remedy; or

     16.2.2 Give Astra 180 days notice in writing of its intention to cease to supply Astra with the Product; or

     16.2.3 By reason of Force Majeure be prevented from supplying the Product to Astra for a period exceeding 180 days;

     Astra shall be entitled, by service of notice in writing to Salix forthwith upon receipt of such notice from Salix, to acquire a non-exclusive license to manufacture the Product. So manufactured Product may only be sold in the U.S. on an exclusive basis in accordance with the terms of this Agreement. Such license shall commence upon the effective date of such notice and shall be granted and continue upon the terms and conditions contained in Schedule 5.

16.3 In the event that during any period in which Salix shall fail to supply the Product to Astra by reason of;

     16.3.1 any breach by Salix in respect of which notice shall have been served under Article 16.2.1; or

     16.3.2 any Force Majeure notified by Salix to Astra under Article 16.2.3

     Astra wishes to manufacture quantities of the

                                                                         32 (53)


     Product to satisfy requirements for the Product in the U.S. Astra shall (by notice in writing to Salix) forthwith be entitled to a temporary license to manufacture the Product during such period only and Provided That:

     16.3.3 Such license shall be upon the terms specified in Schedule 5; and

     16.3.4 Such license shall permit manufacture by Astra of only such quantities of the Product as may reasonably be required to fulfill actual and reasonably anticipated orders on Astra for the Product during such period and a reasonable period thereafter.

16.4 In order to satisfy itself of its ability to manufacture the Product, Astra (or an Astra Associate) shall be entitled at any time during the term of this Agreement to effect one trial manufacture of bulk quantity of the Product Provided Always That:

     16.4.1 Salix shall provide such assistance and technical information as Astra may reasonably require for such trial; and

     16.4.2 Salix shall be entitled to attend and observe such trial; and

     16.4.3 Such trial shall be conducted at the sole cost and expense of Astra and if such trial quantity is used by Astra for commercial purposes in the U.S., be entitled to charge Astra for the Product produced as if it were Product sold by Salix to Astra under this Agreement at a price calculated [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILLED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         33 (53)

            obtained by Salix on the supply of Product under the terms of this Agreement, [*] in the U.S. (determined as if such Product had been sold by Astra at the average Net Sales price per unit of Product during such period) or such higher figure as Salix may show by documentary evidence [*].

     16.4.4 Astra shall be solely responsible and liable for the quality of the Product produced in the trial and for all expenses necessary to register Astra as a supplier of Product in the U.S.; and

     16.4.5 Astra shall be licensed to use the Patents and any intellectual property rights existing in the Product for such trial only and solely for purposes of sales in the U.S.; and

     16.4.6 Astra shall not use all or any information received for the purpose of the trial for any other purpose whatsoever and shall not use the same after the trial unless and until a license to manufacture Product shall became effective under the terms of Articles 16.2 and 16.3; and

     16.4.7 Upon the successful completion of Astra's trial manufacture under
            Article 16.4, Salix shall apply, at Astra's expense, for registration of Astra as a supplier of Product in the U.S. under the Drug Master File for the Product Provided Always That Astra shall not exercise any right as such a registered supplier unless and until a

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         34 (53)

            manufacturing license shall become effective under Articles 16.2 and 16.3.

PART D - TRADEMARK LICENSE

17.  TRADEMARK LICENSE

17.1 Salix hereby grants to Astra a sole and exclusive license to use the Trademark on the Product and in connection with the marketing and commercialization of the Product in the U.S. only. Astra agrees to utilize the Trademark on all Product sold in the U.S. during the term of the trademark license granted hereunder.

17.2 Salix undertakes to procure the grant of such rights and license as may reasonably be required to give effect to Article 17.1 from the Trademark owner and shall use reasonable endeavors to obtain such owner's execution of such agreements as are referred to in Article 9.3.2.

17.3 Astra hereby confirms and acknowledges that it is licensed to use the Trademark only as set out in this Agreement and Astra further:

     17.3.1 Acknowledges that all goodwill in the Trademark in the U.S. (whether or not generated by the activities of Astra under this Agreement) shall vest in such trademark owner as Salix shall identify; and

     17.3.2 Acknowledges that any application for registration of the Trademark shall only be made in the name of such trademark owner as Salix shall identify; and

                                                                         35 (53)

     17.3.3 Undertakes to transfer and assign to Salix (or as it may direct) any right, title or interest required by Salix for registration of the Trademark in any part of the U.S. in the name of such owner of the Trademark as Salix shall direct and for all goodwill in the U.S. to such owner.

17.4 In consideration of the rights and license granted to Astra by Salix in respect of the Trademark, Astra shall pay to Salix a license fee at the rate of [*] of all Product bearing the Trademark supplied by Astra (or any Astra Associate) to any third party. Such license fee shall commence on the date of this Agreement and shall continue to be payable for such period of time in which Astra shall continue to use the Trademark under the license hereby granted.

18.  LICENSE PAYMENT

18.1 Astra shall keep true and accurate records of the sales of all Product manufactured by it pursuant to any license granted under Articles 16.2 and
     16.3 and of all Product sold by it at any time bearing the Trademark and Astra shall within ninety (90) days of the end of each period of three months (such periods to end on March 31, June 30, September 30 and December
     31) send Salix a full statement showing the calculation of all sums due and owing to Salix:

     18.1.1 In respect of the manufacturing license under the provisions of
            Article 6 of Schedule 5; and

     18.1.2 In respect of the Trademark License under the provisions of Article
            17

     and with such statement shall make payment in US Dollars by express payment through the banking

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                         36 (53)

     system into such bank account as Salix shall designate for such purpose, of such sum as is shown as due on the statement.

18.2 Astra shall allow Salix or its auditors or representative reasonable access during normal business hours to inspect the books of account of Astra or any Astra Associate in order to verify the accuracy and calculation of any statements delivered under Article 18.1 Provided That such verification shall be at the sole cost and expense of Salix. If such examination however reflects an underpayment of five percent (5%) or more of the amount that should have been paid for the period audited, then Astra will bear the expense of the audit.

18.3 Interest shall be payable to Salix by Astra at the lower of the rate of two percent (2%) above the prime lending rate set by the Bank of America from time to time or the maximum interest allowable by law on all on all past due amounts payable by Astra to Salix under the provisions of this Article 18, both before and after judgement.

PART E - MISCELLANEOUS

19.  INDEMNIFICATION

19.1 Salix hereby agrees to indemnify Astra against any action, claim, loss and damage suffered by or awarded against Astra (as well as attorney's fees and defense costs) in connection with any claim against Astra from a third party arising from any statement or presentation with respect to the Product or Balsalazide made by Salix or its authorized agents or employees (excluding Astra or any Astra Associate) which is inconsistent,

                                                                         37 (53)


     contradictory or misleading to the information of or for the Product included in the package insert for Product, or from any breach by Salix (or its subcontractors or nominees) of the warranty and undertaking contained in Article 12.6 Provided Always That such indemnity shall not extend to any liability, cost, expense or damage suffered or incurred by reason of any defect in any Product which was detected or should have been detected by Astra by means of the Quality Test Procedures applied (or which should have been applied) by Astra within 45 days of the date of delivery of the Product under the provisions of Article 12.7.

19.2 Astra undertakes to indemnify and hold Salix harmless against all and any action, loss, damage, claim or liability (including Attorney's fees and defense costs) suffered or incurred by Salix in any circumstances whatsoever save only where Salix is liable under Article 19.1.

20.  CONFIDENTIAL INFORMATION

20.1 Astra hereby agrees and undertakes that during the application of this
     Article 20 and for a period of ten years thereafter (howsoever termination may be caused or arise) Astra and any Astra Associate shall keep confidential and shall not without the prior written consent of Salix disclose to any third party or use (except as specifically provided in this Agreement) any information of a confidential nature belonging to Salix or Biorex (including without limitation trade secrets and information of commercial value) which may become known to Astra from Salix in connection with this Agreement Provided Always That such obligation of confidentiality shall not extend to any part of such confidential information which:

                                                                         38 (53)


     20.1.1 Shall otherwise than by reason of any default by Astra or any Astra Associate become freely available to the general public; or


     20.1.2 Astra can show by documentary evidence was in its possession or control prior to disclosure free of any obligation of confidentiality; or

     20.1.3 Astra can show by documentary evidence shall have come into the possession or control of Astra from a third party free of any obligation of confidentiality subsequent to disclosure hereunder; or

     20.1.4 Astra is obliged by law or regulation to disclose to a third party provided that such disclosure shall only be to the extent required by such law or regulation.

     20.1.5 Astra or any Astra Associate is authorized to use under separate agreements with Biorex or its licensees, provided however that any such use shall be governed by and limited to what is stated in such agreements.

     and Provided Further that in the event that this Agreement is terminated by Salix, Astra shall forthwith cease any use of such information for any purpose whatsoever.

20.2 Astra shall ensure that any employee of, or consultant to, Astra or any Astra Associate who shall obtain any confidential information in connection with the performance of this Agreement shall be bound by obligations of confidentiality substantially similar to the provisions of Article

                                                                         39 (53)

     20.1.

20.3 Salix acknowledges the importance of keeping all material information relating to the Product confidential and Salix will use all reasonable endeavors to make sure that no such information is made public or otherwise made available to third parties in any manner which would jeopardize the exclusivity in the U.S. granted to Astra hereunder.

21.  INTELLECTUAL PROPERTY

21.l Salix hereby represents and warrants to Astra as at the date of this Agreement (with the intent that Astra has relied upon such representations and warranties in entering into this Agreement) that:

     21.1.1 The Biorex Agreement (which has been disclosed to Astra) contains all the terms concerning the arrangements between Biorex and Salix affecting the U.S. and that there is no other fact or circumstance relating to the Biorex Agreement that is material to the Project and/or this Agreement and which might reasonably be expected to affect the decision of Astra to enter into this Agreement which has not been disclosed to Astra by Salix; and

     21.1.2 Biorex is the sole legal owner of the Patents listed in Schedule 1; and

     21.1.3 So far as Salix is aware the issued Patents are valid and subsisting; and

     21.1.4 So far as Salix is aware and save as indicated therein the Product Information is accurate and complete in all material

                                                                         40 (53)

            respects and there is nothing contained therein which might render the Product Information misleading in any material respect; and

     21.1.5 Except as disclosed in writing to Astra, so far as Salix is aware the Trademark is available for use in connection with the Product in the U.S. and does not infringe the rights of any third party;

     Provided Always That Salix shall not be liable in any respect for any breach of the warranties contained in Articles 21.1.1 and 21.1.5 unless notice in writing specifying details of such breach shall have been served on Salix by Astra prior to the twelfth anniversary of the date of this Agreement.

21.2 Astra acknowledges that save as expressly provided herein or as may be required in connection with the performance by Astra of any obligations hereunder, Astra shall have no right, title, interest or license in or to the Patents or otherwise any intellectual property rights of Biorex or Salix in Balsalazide, the Trademark or the Product, including without limitation the results of the Project.

21.3 In the event that either party becomes aware of any infringement by any third party within the U.S. of any intellectual property rights of Salix and/or Biorex in the Patents, Balsalazide, the Product or the Trademark it shall forthwith notify the other party. Salix shall be entitled to take such action (or procure such action by Biorex) as it may in its sole discretion consider appropriate against any such third party infringer Provided Always That:

     21.3.1 Astra shall give such assistance as Salix

                                                                         41 (53)

            may reasonably require in connection with any such action (subject to reimbursement by Salix of all costs reasonably incurred by Astra); and

     21.3.2 Salix shall keep Astra informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate and to retain any damages awarded against any such infringer;

     In the event that such infringement shall continue for a period of sixty
     (60) days after Salix has knowledge of the infringement and Salix shall fail to take or procure any action to prevent any continued infringement Astra may (in its sole discretion) at its sole expense initiate and pursue such action as it considers appropriate to prevent any continued infringement Provided Further That:

     21.3.3 Salix shall give (and shall use reasonable endeavors to procure from Biorex) such assistance as Astra may reasonably require in connection with any such action (subject to reimbursement by Astra or all costs reasonably incurred by Salix and/or Biorex); and

     21.3.4 Astra shall keep Salix informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate (having regard to the continuing value of any such intellectual property rights to Salix and/or Biorex and the effect which any such infringement shall have had or will have on the sale in the U.S. by Astra

                                                                         42 (53)

            of the Product) and to retain any damages awarded against any such infringer.

21.4 In the event that any claim is made against Astra by any third party alleging infringement of any rights of any third party by the use and exploitation of the Product by Astra, Astra shall be entitled at its sole cost and expense to defend any such claim in such manner as it may in its sole discretion consider appropriate Provided Always That:

     21.4.1 Salix shall give (and shall use reasonable endeavors to procure from Biorex) such assistance as Astra may reasonably require in such action (subject to reimbursement by Astra of all costs reasonably incurred by Salix and/or Biorex); and

     21.4.2 Astra shall keep Salix informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate (having regard to the continuing value of any such intellectual property rights to Salix and/or Biorex and the effect which any such infringement shall have had or will have on the sale in the U.S. by Astra of the Product) and to retain any damages awarded against such infringer; and

     21.4.3 Save only for any liability arising by reason of any breach by Salix of the warranties contained in Article 21.1, Salix shall not be liable in any manner whatsoever to Astra for any loss or damages suffered incurred or awarded against Astra in connection with any such claim.

                                                                         43 (53)

22.  SUB-DISTRIBUTORS AND SUB-LICENSEES

22.1 Astra is hereby granted the right to appoint subdistributors for the Product Provided Always That

     22.1.1 Astra shall remain solely liable for the performance of its obligations hereunder; and

     22.1.2 Any sub-distributor appointed shall only be an Astra Associate.

23.  ASSIGNMENT

23.1 The benefit of this Agreement is personal to Astra and Salix and shall not be capable of assignment by either of them without the prior consent in writing of the other party (such consent not to be unreasonably withheld or delayed). Salix may however assign this Agreement to its associated company, Glycyx Pharmaceuticals Ltd. a company incorporated under the laws of Bermuda with its registered office at 41 Ceder Avenue, Hamilton, HM 12, Bermuda ("Glycyx").

24.  FORCE MAJEURE

24.1 If the performance of any obligations under this Agreement by either party is affected by Force Majeure, it shall forthwith notify the other party of the nature and extent thereof.

24.2 Neither party shall be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performance or nonperformance of any of its obligations hereunder to the extent that such delay or nonperformance is due to any Force Majeure which has been notified to the other party in writing.

                                                                         44 (53)

25.  COSTS

25.1 Each party hereto shall bear its own costs in relation to the negotiation, drafting, preparation and execution of this Agreement.

25.2 All payments made by Astra to Salix under this Agreement shall be made free and clear of, and shall shall not be reduced or offset by any non-U.S. withholding taxes, which shall be the sole responsibility of Astra. Astra shall make all such required payments and shall provide Salix with a certificate evidencing payment of any such withholding tax.

26.  CONFIDENTIALITY OF THIS AGREEMENT

26.1 The content of this Agreement shall remain confidential as between the parties. Neither party shall, without the prior written consent of the other (such consent not to be unreasonably withheld without justification), disclose any of the financial terms of this Agreement to any other person, firm or company save for:

     26.1.1 disclosure by Salix to Biorex, Glycyx or proposed investors in circumstances where such third party shall have accepted obligations of confidentiality in respect of the information disclosed; and

     26.1.2 such disclosure as may be required by any relevant law or regulatory authority.

27.  NATURE OF THE AGREEMENT

27.1 Nothing in this Agreement shall create or be deemed to create any partnership, joint venture or the relationship of principal and agent between the

                                                                         45 (53)
     parties.

27.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SALIX MAKES NO REPRESENTATION OR WARRANTY AS TO THE PRODUCTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND SALIX SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

27.3 EXCEPT AS PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, OR FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES OF THE OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

27.4 This Agreement (including all the Schedules) and any agreements entered into pursuant to this Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations and discussions between the parties relating to this Agreement.

27.5 This Agreement may not be released, discharged, abandoned, charged or modified, in any manner, except by an instrument in writing signed by a duly authorized officer of representative from each of the parties hereto.

27.6 Dispute Resolution; Governing Law.  This Agreement shall be governed by and
     ---------------------------------
     construed in accordance with the laws of the state of New York, excluding any choice of law rules which may direct the

                                                                         46 (53)

     application of the law of any other jurisdiction. In the event of the occurrence of a dispute relating to a party's rights or obligations hereunder, either party may, by notice to the other party, have such dispute referred to their respective President or other designee, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. All such disputes shall be addressed in English. In the event such officers are not able to resolve such dispute within such thirty (30) day period, the parties agree that the dispute will be submitted to binding arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any arbitration or litigation initiated hereunder shall be (i) held in Santa Clara County, California if the demand for arbitration or litigation is initiated by Astra and (ii) held in Boston, Massachusetts if the demand for arbitration or litigation is initiated by Salix. In the event of arbitration, there shall be three (3) arbitrators, one (1) chosen by Astra, one chosen by Salix and a third to be selected by the two arbitrators so chosen. The costs of arbitration including reasonable attorney's fees, shall be borne by the party designated by the arbitrators. For the purpose of accepting service of process in connection with any action commenced hereunder, the parties hereto hereby absolutely, unconditionally and irrevocably appoint the following agents to accept process on their behalf; it being unconditionally agreed that for this purpose such process will be properly and effectively served if the same is left at the addresses set out below:

     Astra:    Astra USA, Inc.
               50 Otis Street
               Westboro, MA 01581 USA
               F.A.O. President

                                                                         47 (53)


     Salix:    Salix Pharmaceuticals, Inc.
               3600 W. Bayshore Road, Suite 205
               Palo Alto, CA 94303 USA
               F.A.O. President


28.  NOTICES

28.l All Notices to be served by the parties to this Agreement shall be served only in the English language.

28.2 Notices shall be sufficiently served if dispatched by first class or express post (meaning the fastest normal method of mail transmit in the country of dispatch) to the address of the receiving party set out below

     Astra:    AB Astra
               S-151 85 Sodertalje
               Sweden
               F.A.O. Vice President Legal Affairs

     copy to:  Astra USA, Inc.
               50 Otis Street
               Westboro, MA 01581 USA
               F.A.O. President

     Salix:    Salix Pharmaceuticals, Inc.
               3600 W. Bayshore Road, Suite 205
               Palo Alto, CA 94303 USA
               F.A.O. President

     Any modification to these address must in itself be notified in writing to the other party in accordance with the terms of this sub-clause.

28.3 In the absence of proof to the contrary and subject to Article 28.4, notices properly sent hereunder shall be deemed to have been duly served 10 days after the date of dispatch.

28.4 It shall be permitted for notices to be served hereunder by facsimile transmission and for this purpose the following fax numbers below shall apply:

                                                                         48 (53)

     28.4.1 In the case of Salix at 3600 Bayshore Road, Suite 205, Palo Alto, CA 94303, USA facsimile transmission number (415) 856-1555 and marked for the attention of the President; and

     28.4.2 In the case of Astra at S-151 85 Sodertalje, Sweden facsimile transmission number (8) 55 32 90 00 and marked for the attention of Vice President Legal Affairs with copy to 50 Otis Street, Westboro, MA 01581, USA facsimile transmission number (508) 366-7406 and marked for the attention of the President;

     provided that such notice is confirmed by return facsimile and shall be deemed served 24 hours after the time of receipt of such return facsimile.

PART F - TERMINATION AND EFFECTS THEREOF

29.  TERMINATION

29.1 Unless terminated earlier as set forth in this Agreement, the rights and obligations of the parties contained in Articles 2-16 and 21-31 shall cease forthwith upon the later of (i) the date of expiry of the validity of the last to expire of the Patents (including any exclusivity extension for the Product in the U.S. granted by or through the FDA or applicable governmental body), or (ii) nine (9) years from the Launch of Product Provided Always That:


     29.1.1 The Trademark License granted under Article 17 shall continue thereafter in accordance with its terms and Article 18 will remain valid with respect to Article 17; and

                                                                         49 (53)

     29.1.2 Any license granted to Astra to manufacture under Article 16.2 shall continue indefinitely thereafter in accordance with Article
            6.4 of Schedule 5; and

     29.1.3 Astra is entitled to continue to sell the Product indefinitely thereafter.

     29.1.4 Salix is free to manufacture and sell the Product in the U.S. indefinitely thereafter to any party.

29.2 Either party to this Agreement shall be entitled to terminate this Agreement forthwith by notice in writing to the other in the event that:

     29.2.1 The other party shall fail to pay any sum due hereunder on the due date and shall fail to remedy such breach within thirty (30) days of being required in writing by the other party so to do; or

     29.2.2 The other party shall commit a material breach of any of the terms and conditions of this Agreement and shall fail to remedy the same (if capable of remedy) within ninety (90) days of being required in writing by the other party so to do; provided that such right of termination shall not arise in the event of any breach by Salix of its obligations under Article 12 which circumstance is governed by the provisions of Article 16 only; or

     29.2.3 The other party goes into liquidation (either voluntary or compulsory or shall be the subject of any petition for winding up; or

                                                                         50 (53)

     29.2.4 The other party shall make any assignment or arrangement for the benefit of its creditors or cease to carry on its business in the ordinary course; or

     29.2.5 A receiver, administrative receiver, or receiver and manager, or judicial manager or administrator is appointed over the whole or any part of the assets of either party or if any court proceedings are commenced for the appointment of an administrator or receiver to either party; or

     29.2.6 The other party shall become unable to pay its debts as they become due in the ordinary course of business or shall otherwise become subject or seek relief under any law relating to insolvency in any jurisdiction relevant to such other party; or

     29.2.7 The party serving such notice shall have served notice of termination on such other party under the provisions of Article 29.2 provided that in the event that Astra assumes all obligations in connection with the conduct and completion of the Project in accordance with Article 6.5 or 6.6, no event referred to in such
            Article 6.5 or 6.6 shall constitute grounds for breach under this Agreement.

                                                                         51 (53)


29.3 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provisions of this Agreement.

29.4 Any termination of this Agreement shall be without prejudice to the right of either party to recover any monies due to it under this Agreement or the rights or remedies of either party in respect of any breach prior to the effective date of termination of this Agreement.

29.5 Salix undertakes that during the term of this Agreement it shall not exercise any right which it may have (or may acquire) to terminate the Biorex Agreement without prior consultation with Astra and without taking such action as may be appropriate to ensure that the rights granted to such other hereunder are not prejudiced to any material extent.

30.  CONSEQUENCES OF TERMINATION

30.1 In the event of termination of this Agreement under Article 29.2 by Salix or as provided in Articles 6.5.1 or 6.6, prior to its expiry under Article
     29.1 Astra shall:

     30.1.1 Forthwith, cease all marketing, sale and promotion of the Product;
            and

     30.1.2 Immediately telegraphically transfer all monies due and payable to Salix as at the date of termination into Salix's bank account designated under Article 14.1; and

     30.1.3 Immediately return to Salix all information and data of whatsoever nature relating to the Product together with all copies thereof (other than correspondence between

                                                                         52 (53)

            Salix and Astra) which Astra may have in its possession or under its control including but without limitation all scientific, medical and safety data relating to the Product; and

     30.1.4 Immediately cease use of (i) all or any confidential information of Salix delivered in connection with this Agreement and (ii) the Trademark; and

     30.1.5 Take all such steps as may reasonably be required to transfer or procure the transfer to Salix (or its nominee) of all such product licenses and approvals as may have been obtained for the marketing and sale of the Product in any part of the U.S.; and

     30.1.6 Salix shall purchase such stocks of the Product (inclusive of packaging) as Astra shall still have in its possession (once Astra has fulfilled all orders outstanding as at the date of termination) at a price calculated as cost price to Astra Provided That Salix shall not be obliged to purchase any of the stocks of the Product which do not have at least two thirds of its approved shelf-life unexpired or are otherwise not of merchantable quality.

30.2 In the event of termination of this Agreement under Article 29.2 by Astra prior to its expiry under Article 29.1, the rights and obligations of Astra shall be as provided by the terms of the Biorex/Astra Agreement.

                                                                         53 (53)
PART G - ASTRA OPTION

31. ASTRA OPTION

Astra will have a first right of refusal to obtain U.S. marketing rights to gastrointestinal products for which Salix has obtained such rights from a third party and where Salix chooses not to assume the sole and exclusive responsibility for marketing.

    Salix will submit to Astra a proposal including commercial terms and technical information sufficient for Astra to make an informed decision. Astra will have exclusive rights to evaluate and negotiate with Salix for the following 6 months and during which time Salix will negotiate in good faith. Upon expiration of 6 months, Salix can contract with third parties but at terms no less favorable than those last offered by Astra.

    For gastrointestinal products which Salix obtains as a result of its own internal research and development efforts, Salix agrees to discuss these products first with Astra with the intention of initiating a business discussion.

This Agreement has been duly executed by the duly authorized representatives of the parties hereto effective as of the day and year first above written.

          SALIX PHARMACEUTICALS INC           AB ASTRA

          By:  /s/ Randy Hamilton             By: /s/ signature unreadable

          Title: President                    Title: President & CEO

                                   EXHIBIT A



                   DATED                      April 30  1993
                   -----------------------------------------


                        BIOREX LABORATORIES LIMITED (1)

                                    - and -

                                  AB ASTRA (2)

                                   AGREEMENT

                               TABLE OF CONTENTS
                               -----------------


                                                                 Page
                                                                 ----

      1. Definitions............................................   1

      2. Commencement...........................................   3

      3. Appointment of Astra...................................   4

      4. Regulatory Approvals...................................   5

      5. Astra's Undertakings...................................   6

      6. Product Database and Adverse Reactions Reporting.......   7

      7. Clinical Trials and Developments.......................   8

      8. Licence to Manufacture.................................   9

      9. Trademark Licence......................................  10

     10. Licence Payment........................................  11

     11. Product Liability......................................  12

     12. Confidential Information...............................  12

     13. Intellectual Property..................................  13

     14. Sub-Distributors.......................................  14

     15. Termination............................................  14

     16. Consequences of Termination............................  15

     17. Assignment.............................................  16

     18. Force Majeure..........................................  16

     19. Costs..................................................  17

     20. Confidentiality of This Agreement......................  17

                          ---------------------------



                                                                 Page
                                                                 ----


     21. Nature of the Agreement...............................   17

     22. Notices...............................................   18

THIS AGREEMENT is made the 30th day of April, 1993
--------------

BETWEEN:
-------

(1)  BIOREX LABORATORIES LIMITED, a company incorporated under the laws of
     ---------------------------
     England and Wales having its registered office at 2 Crossfield Chambers Gladbeck Way Enfield Middlesex EN2 7HT ("Biorex"); and

(2)  AB ASTRA, a company incorporated under the laws of Sweden whose principal
     --------
     place of business is at Kvarnbergagatan 16 S-151 85 Sodertalje Sweden ("Astra").

WHEREAS:
-------
(A) Salix Pharmaceuticals, Inc., a company incorporated under the laws of California and whose registered office is at 3600 W. Bayshore Road, Palo Alto, CA 94303 ("Salix") and Biorex have entered into a License Agreement dated as of January 17, 1991, as amended and restated by an agreement of even date herewith. The January 17, 1991 Agreement, as amended, is referred to in this Agreement as the "Biorex/Salix Agreement."

(B) By a Co-Participation Agreement of even date herewith between Salix and Astra (the "Salix/Astra Agreement"), Salix has entered into arrangements with Astra concerning further research and development of the pharmaceutical product licensed to Salix by Biorex, and Salix has sub-licensed certain of the rights granted to it by Biorex under the terms of the Biorex/Salix Agreement to Astra for a defined territory.

(C) Astra wishes to ensure that its rights to manufacture and distribute such pharmaceutical product will not be prejudiced by any action by Salix or circumstances which might give Biorex rights to terminate the Biorex/Salix Agreement or by any termination by Astra of the Salix/Astra Agreement and Biorex and Astra have agreed to enter into this Agreement upon the terms and conditions hereof.

NOW IT IS HEREBY AGREED as follows:
-----------------------

1.   DEFINITIONS
     -----------

1.1  In this Agreement the following words shall have the following meanings:

     "Applications"      means the treatment of Diseases of Digestive System
                         according to WHO classification of diseases Class 52.

     "Astra Associate"   means any company which is a holding company of Astra
                         or a subsidiary of Astra and any other subsidiary of any such holding company or subsidiary and for this purpose a company shall be deemed to be a "subsidiary" of another if that other is a member of it and controls the composition of its board of directors.

     "Balsalazide"       means 5-[4(2-carboxyethylcarbamoyl)-phenylazo]-
                         salicylic acid disodium salt dihydrate.


     "Biorex/Salix
     Agreement"          means the agreement dated January 17, 1991 between
                         Salix and Biorex, as amended and restated by an agreement of even date to this Agreement.

     "Salix/Astra
     Agreement"          means the Co-Participation Agreement of even date to
                         this Agreement between Salix and Astra.

     "Dossier"           shall mean the master regulatory dossier relating to
                         the Product prepared under and in accordance with the terms of the Salix/Astra Agreement.

     "Excluded
     Territory"          the entire world excluding the Territory, Japan, Korea
                         and Taiwan.

    "Factory Sale Price" means the ex factory sales price of each Product actually charged by Astra (or any Astra Associate) for each shipment of Product on an arms length open market basis to any third party (being a person firm or company which is not an Astra Associate) net only of sales and purchase taxes, customs or import duties, delivery charges, and returns and allowances. discounts and chargebacks actually charged on each such shipment.

     "Filing Date"       means the date upon which the Dossier (completed in
                         accordance with the terms of die Salix/Astra Agreement) shall be submitted by Salix for registration within the U.S. under Clause 2.6 of the Salix/Astra Agreement.

     "Force Majeure"     means in relation to either party any circumstances
                         beyond the reasonable control of that party (including but not limited to strike, lock out or other form of industrial action, act of God, war, riot, accident, breakdown in plant or machinery, fire, flood, explosion or government action).

      "Salix" means Salix Pharmaceuticals, Inc.. a company incorporated under the laws of California and whose registered office is at 3600 W. Bayshore Road, Palo Alto, California 94303.

     "Launch" means a commercial launch by Astra (or any Astra Associate) of the Product throughout the Territory supported by such marketing expense and support and launched in such quantities as may reasonably be appropriate for the Product to have a significant effect on total sales of any similar or competitive product.

     "the Patents"       means the patents and applications therefor relating to
                         Balsalazide listed in Schedule 1 to the Salix/Astra
                         Agreement.

     "Product"           means a pharmaceutical preparation in capsule form
                         containing Balsalazide for the Applications and such other pharmaceutical preparations containing
                         Balsalazide for the Applications as may be developed by Salix during the term of the Salix/Astra Agreement or by Biorex during the term of this Agreement.

     the "Territory"     means the United States of America, its territories and
                         possessions.

     the "Trade Mark"    means the trade name "Colazide" registered as a
                         trademark for use on pharmaceutical preparations in the Territory and any other tradename designated by Biorex for use in connection with the Product in any part of the Territory.

1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.3 References to documents in the approved form shall be references to documents in the form agreed between the parties and initialled by both parties for the purposes of identification.

2.   COMMENCEMENT
     ------------

2.1 The rights and obligations of the parties under this Agreement shall only come into force if either:

     2.1.1 Biorex terminates the Biorex/Salix Agreement in accordance with its terms; or

     2.1.2 Astra terminates the Salix/Astra Agreement pursuant to Clause 29.2 thereof and consequently Biorex terminates the Biorex/Salix Agreement in accordance with its terms.

2.2 For the avoidance of doubt Biorex shall not be liable to Astra or incur any obligation to Astra for any act or omission of Salix in respect of the Salix/Astra Agreement.

2.3 Any payments which would otherwise have become payable to Salix pursuant to Clause 11.1.3 of the Salix/Astra Agreement but which have not at the date of termination of the Biorex/Salix Agreement or at the date of termination of the Salix/Astra Agreement (as the case may be) in accordance with Clause
     2.1 above become due and payable to Salix shall be paid directly to Biorex by Astra.

3.   APPOINTMENT OF ASTRA
     --------------------

3.1 With effect from the date this Agreement comes into force pursuant to Clause 2.1 and in accordance with the terms and conditions contained in this Agreement, Biorex hereby grants Astra an exclusive licence to sell within and throughout the Territory Product manufactured in the Territory by Astra pursuant to the licence granted in Clause 8.1. Astra shall not have the right to grant sublicenses under this license or pursuant to the Salix/Astra Agreement, except to an Astra Associate.

3.2 The rights granted hereunder to Astra shall be in respect of the Product only. In the event that either party shall become aware of any indications or applications for Balsalazide other than the Applications, it shall forthwith notify the other party and shall supply the other party with such details of the other indications and applications as may be available to it Provided Always That:

     3.2.1 Astra shall have a lint option to enter into good faith negotiations with Biorex during the period six months from the supply of such details in respect of an agreement concerning the development of such other indications and applications and the grant to Astra of the right to exploit the same in the Territory; and

     3.2.2 Astra shall have no right whatsoever to use and exploit Balsalazide in any such other indications and/or applications unless and until completion of such good faith negotiations and the execution of a written agreement in respect thereof; and

     3.2.3 during such period in which Astra shall continue to negotiate in good faith, Biorex shall not disclose details of such other indications and/or applications to any third party or grant any third party any rights therein in the Territory; provided that Biorex shall not be prevented or precluded from disclosing the same to any third party which shall have entered good faith negotiations for the acquisition of the right to exploit such other indications and/or applications outside the Territory; and

     3.2.4 in respect of any such other applications and indications disclosed by Astra to Biorex of which Biorex was not already aware at the time of such disclosure (as evidenced by its written records), Biorex shall not use or exploit the same (either itself or through any third party) in the Territory without the prior consent of Astra (such consent not to be unreasonably withheld or delayed).

4.   REGULATORY APPROVALS
     --------------------

4.1 Astra shall not be able to exercise its rights hereunder unless and until the Dossier shall have been completed and is available for filing with the relevant regulatory authority in the Territory.

4.2 Astra undertakes to use all reasonable endeavours to file the Dossier and to apply for and obtain all relevant regulatory health and price approvals for the marketing and use of the Product in the Territory as soon as reasonably practicable after the Filing Date.

4.3 Astra undertakes to use its best endeavours to apply for and obtain all relevant regulatory health and price approvals for the marketing and use of the Product in the Territory and to effect Launch of the Product in the Territory within 90 days of the receipt of all necessary approvals for such Launch.

4.4 Astra shall be solely responsible for effecting (at its sole cost and expense) such amendments and translations to the Dossier as may be required to procure that the Dossier complies with and satisfies the requirements of any regulatory or approval authority within any particular part of the Territory and Biorex shall not be obliged to incur any cost or conduct any further test or development work or otherwise amend or translate the Dossier whether before or after the Filing Date.

4.5 In the event that Astra shall fail to effect Launch in the Territory within a period of 180 days after the grant of all necessary registrations, approvals, price approvals, and reimbursements, then Biorex may in its absolute discretion serve written notice on Astra (within 30 days of the expiry of such period of 180 days) amending the rights of Astra to be granted hereunder in respect of the Territory to those of a non-exclusive distributor for the Product for the Territory only. Thereafter Biorex for the avoidance of doubt shall also be entitled to exploit such rights and to market and exploit the Product in the Territory (whether directly or indirectly through any agent, contractor or licensee) in such manner as it may in its sole discretion think fit; Provided Always that Astra will retain exclusive rights to use the Trade Mark in the Territory.

4.6 In the event that Astra's failure to effect Launch as stated in Clause 4.5 exceeds a period of twelve months from the grant of all necessary registrations, approvals, price approvals and reimbursements in the Territory, Biorex may at its sole discretion serve written notice on Astra (within 90 days of the expiry of such period of twelve months) terminating all rights granted hereunder to Astra in respect of the Territory only and thereafter Biorex for the avoidance of doubt shall be entitled to exploit such rights and to market and exploit the Product in the Territory (whether directly or indirectly through any agent, contractor or licensee) in such manner as it may in its sole discretion think fit, free of any obligation to Astra; and Astra shall have no rights with respect to the Product or the Trade Mark in the Territory.

5.   ASTRA'S UNDERTAKINGS
     --------------------

5.1 Astra shall use reasonable endeavours to promote, market and sell the Product throughout the Territory and undertakes to allocate such promotional and sales resources and such technical support for the promotion, marketing and sales of the Product as may reasonably be required to sell the Product. Astra agrees generally to use the same channels and methods, exercising the same due diligence and adhering to the same standards which it employs with respect to its other products.

5.2 Astra shall promote market and sell the Product in the Territory entirely in accordance with the terms of any product licence, price approval (where applicable) and other restrictions and regulations for the Product as may be relevant and applicable within the Territory.

5.3  Astra further undertakes:

     5.3.1 to promote, market and sell the Product in the Territory under the Trade Mark only and not to use any other trade name, trademark or logo for or on the Product (Provided That the name "Balsalazide" may be used but only as a generic name for the Product in accordance with and as required by applicable laws and regulations); and

     5.3.2 to enter into trade mark user agreements and such other agreements (whether relating to the Trade Mark, Technical Standards or otherwise) as may reasonably be required by Biorex or is required by applicable regulations in any part of the Territory in connection with the exploitation by Astra of the Product and/or the use by Astra of the Trade Mark; and

     5.3.3 to notify Biorex immediately of any improper or wrongful use of the Trade Mark, the Patents or otherwise any proprietary or confidential information of Biorex relating to the Product coming to Astra's knowledge; and

     5.3.4 forthwith to refer to Biorex all enquiries received for the supply of the Product outside the Territory; and

     5.3.5 not actively to seek customers for the Product outside the Territory; and

     5.3.6 to develop and design packaging for the Product in each part of the Territory at its sole cost and expense Provided Always That the general quality design and content of such packaging and any information supplied with the Product by Astra shall be subject to prior approval by Biorex: and

     5.3.7 not to use any misleading statements or misrepresentations on the Product packaging or use any defective packaging materials and to comply in all respects with all local regulations and laws in connection with the Product packaging and the information provided thereon; and

     5.3.8 in the sale and use of the Product in each part of the Territory to comply with all relevant regulatory, health and pricing regulations and approvals in such part of the Territory. For the avoidance of doubt, Biorex shall not be responsible or liable in any manner whatsoever for compliance with any such regulations and approvals (whether or not it shall have assisted Astra in or approved the sale or use of the Product in such part of the Territory); and

     5.3.9 not to use any packaging which may adversely affect the Product in any way whatsoever including but without limitation the Product's approved shelf-life; and

     5.3.10 not to incur any liability on behalf of Biorex or in any manner pledge or purport to pledge Biorex's credit or accept any order or make any contract binding on Biorex or give or make any representation, warranties or conditions or quantities with reference to the Product on behalf of Biorex. Astra is not and shall not be deemed to be the agent of Biorex and in all correspondence and dealings with third parties shall clearly indicate that it is acting as a principal; and

     5.3.11 To be solely responsible for the acts and omissions of its employees and representatives in connection with the performance of its rights and obligations hereunder.

5.4 Astra shall be entirely responsible for the collection of debts due to it and shall bear all losses owing to its failure so to do.

6.   PRODUCT DATABASE AND ADVERSE REACTIONS REPORTING
     ------------------------------------------------

6.1 Biorex shall maintain a database of all adverse and other reactions or events occurring in connection with the Product in any part of the Territory or the Excluded Territory and shall use reasonable endeavours to procure that any such adverse and other reactions are notified to it in a timely manner by any sub-licensee and/or distributor of the Product in the Territory and the Excluded Territory.

6.2  Astra undertakes to notify Biorex:

     6.2.1 forthwith in the event that it becomes aware of any serious or previously unknown adverse reaction or contra indications to the Product; and

     6.2.2 within three months, on a quarterly basis of other adverse reactions or contra indications to the Product other than stated under 6.2.1

6.3  Biorex undertakes to notify Astra:

     6.3.1 forthwith in the event that it becomes aware of any serious or previously unknown adverse reaction or contra indications to the Product in any part of the Territory and the Excluded Territory; and

     6.3.2 within three months, on a quarterly basis of other adverse reactions or contra indications to the Product other than stated under 6.2.1.

6.4 In the event that Biorex or any third party shall conduct clinical studies in support of any promotional or marketing activities of Biorex or such third party within the Territory or the Excluded Territory, Biorex shall use reasonable endeavours to grant or procure the grant to Astra of full unrestricted access to the results of such trials so that Astra shall be entitled to use such results in connection with the marketing, sale and use of the Product in the Territory.

7.   CLINICAL TRIALS AND DEVELOPMENTS
     --------------------------------

7.1 Astra is authorised by Biorex to undertake clinical studies after the Filing Date in support of Astra's regulatory, promotional and marketing activities and to enhance the Product's approval and/or use within the Applications Provided Always That:

     7.1.1 such trials are conducted solely for such purposes and not for any other purpose whatsoever; and

     7.1.2 prior to the conduct of such trials, the trial objectives and protocols are approved by Biorex (such approval not to be unreasonably withheld or delayed and Provided Always That such approval shall be deemed given by Biorex in the event that no response is received by Astra from Biorex within 20 working days of receipt by Biorex of any request for approval); and

     7.1.3 Astra shall keep Biorex fully informed as to the conduct, progress and results of such trials; and

     7.1.4 Biorex shall have full unrestricted access to the results of such trials and shall be entitled to disclose the same to third parties for use in connection with the registration. marketing, sale and use of the Product in the Excluded Territory only; and

     7.1.5 Astra shall bear all the costs and expenses associated with such trials (including but without limitation the costs of documentation and administrative payments to trialists); and

     7.1.6 such trials shall be conducted only in accordance with any regulatory permissions and/or approvals granted for the Product in such part of the Territory in which the trials are conducted.

7.2 It is anticipated that Astra shall support any symposia organised, arranged or sponsored by Biorex involving areas of medicine relating to diseases of the gastro-intestinal tract and similar conditions and shall nominate and sponsor key physicians in the said field of medicine to attend at those symposia (and in particular shall sponsor those physicians presenting the results of clinical research studies relating to the Product).

8.   LICENCE TO MANUFACTURE
     ----------------------

8.1 In consideration of the royalties payable under Clause 8.6 and subject to the terms of this Agreement, Biorex hereby grants to Astra a licence to manufacture the Product in the Territory for sale in the Territory pursuant to the licence granted in Clause 3.1.

8.2 For the avoidance of doubt Biorex shall not be prevented from manufacturing or continuing to manufacture the Product or appointing sub-contractors to manufacture the Product for sale by Biorex or its customers both inside and outside the Territory subject to the exclusivity granted to Astra in respect of the Territory under Clause 3.1 above.

8.3 Biorex shall supply Astra with such technical information as it has in its possession and is free to disclose as Astra may reasonably require (and which has not previously been supplied to Astra by Salix) to assist Astra to produce the Product in commercial quantities Provided Always that Biorex shall be reimbursed all costs and expenses incurred by it in supplying such information and assistance to Astra.

8.4 Astra undertakes to Biorex that it will manufacture the Product fully in accordance with the Bulk Product Specification and the Finished Product Specification set out in the Salix/Astra Agreement and with the Drug Master File for the Product and in accordance with United States current Good Manufacturing Practices.

8.5 Astra shall be entitled to market, distribute and sell the Product manufactured by it only in accordance with the terms and provisions of this Agreement.

8.6 In consideration of the licences granted in Clauses 3.1 and 8.1, Astra shall pay to Biorex a royalty [*]

8.7 Astra shall be solely liable in all losses, damages, costs and expenses arising out of any claim by any third party in connection with any Product manufactured by Astra and Astra hereby agrees fully and effectively to indemnify Biorex against any claims, damages, costs, expenses, or other losses incurred by Biorex arising out of or in connection with any Product manufactured by Astra.

8.8 In the event that Astra decides to have the Product manufactured by a sub-contractor, Astra may appoint such sub-contractor provided that Astra shall ensure that the sub-contractor shall perform in accordance with this Agreement and Astra shall remain liable for the acts of its sub-contractor so appointed.

9.   TRADE MARK LICENCE
     ------------------

9.1 Biorex hereby grants to Astra an exclusive licence to use the Trade Mark on the Product and in connection with the marketing and exploitation of the Product in the Territory only.

9.2 Astra hereby confirms and acknowledges that it is licensed to use the Trade Mark only as set out in this Agreement and Astra further:

     9.2.1 acknowledges that all goodwill in the Trade Mark in any part of the Territory (whether or not generated by the activities of Astra under this Agreement) shall vest in Biorex; and

     9.2.2 acknowledges that any application for registration of the Trade Mark shall be made in the name of Biorex only; and

     9.2.3 undertakes to transfer and assign to Biorex (or as it may direct) any right, title or interest required by Biorex for registration of the Trade Mark in any part of the Territory in the name of Biorex and for all goodwill in the Territory to vest in Biorex.

9.3 In consideration of the rights and licence granted to Astra by Biorex in respect of the Trade Mark, Astra shall pay to Biorex a licence fee at the rate of [*] of the Factory Sales Price of all Product bearing the Trade Mark supplied by Astra (or any Astra Associate) to any third party. Such licence fee shall commence on the date this Agreement comes into force pursuant to Clause 2.1 and shall continue to be payable for such period of time in which Astra shall continue to use the Trade Mark under the licence hereby granted.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10.  LICENCE PAYMENT
     ---------------

10.1 Astra shall keep true and accurate records of the sales of all Product manufactured by or on behalf of it or any Astra. Associate pursuant to any licence granted under Clause 8 and of all Product sold by it or any Astra Associate at any time and Astra shall within ninety (90) days of the end of each period of three months (such periods to end on 31 March, 30 June, 30 September and 31 December) send Biorex a full statement showing the calculation of all sums due and owing to Biorex

     10.1.1  in respect of the licence to sell under the provisions of Clause
             3.1 and the manufacturing licence under the provisions of Clause 8.1; and

     10.1.2  in respect of the Trade Mark Licence under the provisions of Clause
             9;

     and with such statement shall make payment in pounds sterling by express payment through the banking system into such bank account as Biorex shall designate for such purpose, of such sum as is shown due on the statement.

10.2 For the conversion of the relevant currencies into Sterling Pounds under Clause 10.1, the official average exchange rates for the sale and purchase of foreign currency at the SE-Banken, Stockholm on the last banking day of the calendar half-year in question shall be applied. With respect to currencies not quoted by the SE-Banken, the average rate for purchasing Sterling Pounds in the respective country as published by any leading London Bank shall apply.

10.3 Astra shall allow Biorex or its auditors or representative reasonable access during normal business hours to inspect the books of account of Astra or any Astra Associate in order to verify the accuracy and calculation of any statements delivered under Clause 10.1 Provided That such verification shall be at the sole cost and expense of Biorex.

10.4 In the event of any dispute between the parties concerning the calculation and/or payment of any fee due under this Clause 10, an independent auditor shall be appointed by the agreement of the parties or in the absence of agreement at the request of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales who acting as an expert and not as an arbitrator shall have full an free access to all relevant information and data and shall be asked to determine and settle any such dispute and in the absence of manifest error his decision shall be final and binding on the parties. The independent auditor's fees shall be paid by the parties in such proportions as he shall direct.

10.5 Interest shall be payable to Biorex by Astra at a rate of two per cent (2%) above the base lending rate from time to time of Barclays Bank plc on all outstanding fees due and payable by Astra to Biorex under the provisions of this Clause 10 both before and after judgment.

11.  PRODUCT LIABILITY
     -----------------

11.1 Astra undertakes to indemnify and hold Biorex harmless against all and any loss, damage, claim or liability suffered or incurred by Biorex in connection with the sale and use of the Products hereunder.

12.  CONFIDENTIAL INFORMATION
     ------------------------

12.1 Astra hereby agrees and undertakes that during the application of this Clause 12 and for a period of ten years thereafter (howsoever termination may be caused or arise) it shall keep confidential and shall not without the prior written consent of Biorex disclose to any third party or use except for the purposes of this Agreement any information of a confidential nature belonging to Biorex (including trade secrets and information of commercial value) which may become known to Astra from Biorex in connection with this Agreement and/or the Salix/Astra Agreement Provided Always that such obligation of confidentiality shall not extend to any part of such confidential information which:

     12.1.1 shall otherwise than by reason of any default by Astra, become freely available to the general public; or

     12.1.2 Astra can show by documentary evidence was in its possession or control prior to disclosure free of any obligation of confidentiality; or

     12.1.3 Astra can show by documentary evidence shall have come into the possession or control of Astra from a third party free of any obligation of confidentiality subsequent to disclosure hereunder; or

     12.1.4 Astra is obliged by law or regulation to disclose to a third party provided that such disclosure shall only be to the extent required by such law or regulation.

12.2 Astra shall ensure that any employee of, or consultant to, or sub-contractor of, Astra who shall obtain any confidential information in connection with the performance of this Agreement shall be bound by obligations of confidentiality substantially similar to the provisions of Clause 12.1.

12.3 Biorex acknowledges the importance of keeping all material information relating to the Product confidential and Biorex will use all reasonable endeavours to make sure that no such information is made public or otherwise made available to third parties in any manner which would jeopardize the exclusivity in the Territory granted to Astra hereunder.

13.  INTELLECTUAL PROPERTY
     ---------------------
13.1 Astra acknowledges that save as expressly provided herein Astra shall have no right, title, interest or licence in or to the Patents. the Trade Mark or otherwise any intellectual property rights of Biorex in Balsalazide or the Product.

13.2 In the event that either party becomes aware of any infringement by any third party within the Territory of any intellectual property Tights of Biorex in the Patents. Balsalazide, the Product or the Trade Mark it shall forthwith notify the other party. Biorex shall be entitled to take such action as it may in its sole discretion consider appropriate against any such third party infringer Provided Always That:

     13.2.1 Astra shall give such assistance as Biorex may reasonably require in connection with any such action (subject to reimbursement by Biorex of all costs reasonably incurred by Astra); and

     13.2.2 Biorex shall keep Astra informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate and to retain any damages awarded against any such infringer;

     In the event that such infringement shall continue and Biorex shall fail to take or procure any action to prevent any continued infringement (for the avoidance of doubt, any such failure on the part of Biorex shall not constitute a breach of this Agreement) Astra may (in its sole discretion) at its sole expense initiate and pursue such action as it considers appropriate to prevent any continued infringement Provided Further That:

     13.2.3 Biorex shall give such assistance as Astra may reasonably require in connection with any such action (subject to reimbursement by Astra of all costs reasonably incurred by Biorex); and

     13.2.4 Astra shall keep Biorex informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate (having regard to the continuing value of any such intellectual property rights to Biorex and the effect which any such infringement shall have had or will have on the exploitation in the Territory by Astra of the Product) and to retain any damages awarded against any such infringer.

13.3 In the event that any claim is made against Astra by any third party alleging infringement of any rights of any third party by the use and exploitation of the Product by Astra, Astra shall be entitled at its sole cost and expense to defend any such claim in such manner as it may in its sole discretion consider appropriate Provided Always That

     13.3.1 Biorex shall give such assistance as Astra may reasonably require in such action (subject reimbursement by Astra of all costs reasonably incurred by Biorex); and

     13.3.2 Astra shall keep Biorex informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate (having regard to the continuing value of any such intellectual property rights to Biorex and the effect which any such infringement shall have had or will have on the exploitation in the Territory by Astra of the Product) and to retain any damages awarded against any such infringer; and

     13.3.3 Biorex shall not be liable in any manner whatsoever to Astra for any loss or damage suffered incurred or awarded against Astra in connection with any such claim.

14.  SUB-DISTRIBUTORS
     ----------------

14.1 Astra is hereby granted the right to appoint sub-distributors for the Product in the Territory Provided Always That:

     14.1.1 Astra shall remain solely liable for the performance of its obligations hereunder in each part of the Territory; and

     14.1.2 in any part of the Territory where there is resident an Astra Associate any sub-distributor appointed shall only be such Astra Associate

15.  TERMINATION
     -----------

15.1 The rights and obligation of the parties contained in Clauses 2, 3, 4, 5, 6, 7, 8.3, 8.6, 13, 14 and 17 shall cease forthwith upon the later of (i) the expiry of the last to expire of the Patents or (ii) the expiry of a period of 9 years from the date of first Launch Provided Always That

     15.1.1 the Trade Mark licence granted under Clause 9 shall continue thereafter in accordance with its terms and Clause 10 will remain valid with respect to Clause 9; and

     15.1.2 the licence granted to Astra to manufacture under Clause 8 shall continue indefinitely thereafter subject to no additional compensation or royalty to Biorex; and

     15.1.3 any licence or interest in all or any part of the Patents, Balsalazide and/or the Product shall continue indefinitely thereafter.

15.2 Either party to this Agreement shall be entitled to terminate this Agreement forthwith by notice in writing to the other in the event that:

     15.2.1 the other party shall fail to pay any sum due hereunder on the due date and shall fail to remedy such breach within (30) thirty days of being required in writing by the other party so to do; or

     15.2.2 the other party shall commit a material breach of any of the terms and conditions of this Agreement and shall fail to remedy the same (if capable of remedy) within ninety (90) days of being required in writing by the other party so to do; or

     15.2.3 The other party goes into liquidation (either voluntary or compulsory) or shall be the subject of any petition for winding up; or

     15.2.4 the other party shall make any assignment or arrangement for the benefit of its creditors or cease or threaten to cease to carry on its business in the ordinary course; or

     15.2.5 a receiver, administrative receiver, or receiver and manager, or judicial manager or administrator is appointed over the whole or any part of the assets of either party or if any court proceedings are commenced for the appointment of an administrator or receiver to either party; or

     15.2.6 the other party shall become unable to pay its debts as they become due in the ordinary course of business or shall otherwise become subject or seek relief under any law relating to insolvency in any jurisdiction relevant to such other party.

15.3 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any provisions of this Agreement.

15.4 Any termination of this Agreement shall be without prejudice to the right of either party to recover any monies due to it under this Agreement or the rights or remedies of either party in respect of any breach prior to the effective date of termination of this Agreement.

16.  CONSEQUENCES OF TERMINATION
     ---------------------------

16.1 In the event of termination of this Agreement under Clause 15.2 by Biorex or Astra prior to the later of (i) the expiry of the last to expire of the Patents or (ii) expiry of a period of 9 years from date of Launch, Astra shall:

     16.1.1  forthwith, cease all marketing, sale and promotion of the Product;
             and

     16.1.2 immediately telegraphically transfer all monies due and payable to Biorex as at the date of termination into Biorex's bank account designated under Clause 10; and

     16.1.3 immediately return to Biorex all information and data of whatsoever nature relating to the Product together with all copies thereof which Astra may have in its possession or under its control including but without limitation all scientific, medical and safety data relating to the Product; and

     16.1.4 immediately cease use of all or any confidential information of Biorex delivered in connection with this Agreement and the Trade Mark; and

     16.1.5 take all such steps as may reasonably be required to transfer or procure the transfer to Biorex (or its nominee) of all such product licences and approvals as may have been obtained for the marketing and sale of the Product in any part of the Territory; and

     16.1.6 Biorex shall purchase such stocks of the Product (inclusive of packaging) as Astra shall still have in its possession once it has fulfilled all orders outstanding as at the date of termination at a price calculated as cost price to Astra Provided That Biorex shall not be obliged to purchase any of the stocks of the Product which do not have at least two thirds of its approved shelf life unexpired or are otherwise not of merchantable quality.

17.  ASSIGNMENT
     ----------

17.1 The benefit of this Agreement is personal to Astra and to Biorex and shall not be capable of assignment by either of them without the prior consent in writing of the other party (such consent not to be unreasonably withheld or delayed).

18.  FORCE MAJEURE
     -------------

18.1 If the performance of any obligations under this Agreement by either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

18.2 Neither party shall be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performance or non-performance of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure which has been notified to the other party in writing.

19.  COSTS
     -----

19.1 Each party hereto shall bear its own costs in relation to the negotiation, drafting, preparation and execution of this Agreement.

20.  CONFIDENTIALITY OF THIS AGREEMENT
     ---------------------------------

20.1 The contents of this Agreement shall remain confidential as between the parties. Neither party shall, without the prior written consent of the other (such consent not to be unreasonably withheld without justification), disclose any of the financial terms of this Agreement to any other person, firm or company save for

     20.1.1 such disclosure as may be required by any relevant law or regulatory authority.

21.  NATURE OF THE AGREEMENT
     -----------------------

21.1 Nothing in this Agreement shall create or be deemed to create any partnership, joint venture or the relationship of principal and agent between the parties.

21.2 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein and all conditions, warranties or other terms implied by Statute or common law are hereby excluded to the fullest extent permitted by law.

21.3 This Agreement (including all the Schedules and other documents referred to) and any agreements entered into pursuant to this Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations and discussions between the parties relating to this Agreement.

21.4 This Agreement may not be released, discharged, abandoned, charged or modified, in any manner, except by an instrument in writing signed by a duly authorised officer or representative from each of the parties hereto.

21.5 This Agreement shall be governed by and construed in all respects in accordance with the laws of England and each party hereby submits to the exclusive jurisdiction of the English courts. For the purpose of accepting service of process in connection with any action commenced before the High Court in England the parties hereto hereby absolutely, unconditionally and irrevocably appoint the following agents to accept process on their behalf, it being unconditionally agreed that for this purpose such process will be properly and effectively served if the same is left at the addresses set out below:

     Astra:    F.A.O. The Managing Director
               Astra Pharmaceuticals Limited
               Home Park Estate
               Kings Langley
               Herts
               WD4 8DH

     Biorex:   F.A.O. The Managing Director
               Biorex Laboratories Limited
               2 Crossfield Chambers
               Gladbeck Way
               Enfield
               Middlesex
               EN2 7HT

22.  NOTICES
     -------

22.1 All notices to be served by the parties to this Agreement shall be served only in the English language.

22.2 Notices shall be sufficiently served if dispatched by First class or express post (meaning the fastest normal method of mail transmit in the country of dispatch) to the address of the receiving party set out below:

     Biorex:   2 Crossfield Chambers
               Gladbeck Way
               Enfield
               Middlesex
               EN2 7HT
               F.A.O. L Baxendale

     Astra:    Kvarnbergagatan 16
               S-151 85 Sodertalje
               Sweden
               F.A.O. Vice President Legal Affairs

     Any modification to this address must in itself be notified in writing to the other party in accordance with the terms of this sub-clause.

22.3 In the absence of proof to the contrary notices properly sent hereunder shall be deemed to have been duly served 10 days after the date of dispatch.

22.4 It shall be permitted for notices to be served hereunder by facsimile transmission and for this purpose the following fax number below shall apply:

     22.4.1 in the case of Biorex facsimile transmission number 081 367 4627 and marked for the attention of Miss L Baxendale; and

     22.4.2 in the case of Astra at Kvarnbergagatan 16.S-151 85 Sodertalje, Sweden facsimile transmission number +46 855 32 90 00 and marked for the attention of Vice President Legal Affairs;

     provided that such notice is confirmed by first class or express post in accordance with Clause 22.2 and shall be deemed served on the next business day following transmission of such facsimile.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.

SIGNED by                             )           /s/ signature unreadable
for and on behalf of BIOREX           )
LABORATORIES LIMITED in the presence  )
of:-                                  )
     /s/ signature unreadable
       Director


SIGNED by                             )           /s/ signature unreadable
for and on behalf of AB ASTRA         )
in the presence of:-                  )

     /s/ signature unreadable
     /s/title unreadable

                                   SCHEDULE 1
                                  -----------

                      BALSALAZIDE PATENTS AND APPLICATIONS
                      -----------------------------------



United States Patent Number 4,412,992

Title: "2-Hydroxy-5-Phenylazobenzoic Acid Derivatives and Methods of Treating Ulcerative Colitis Therewith"

Issued: November 1, 1983

                                   SCHEDULE 2
                                   ----------

                      SUMMARY OF PROJECT AND ASTRA FUNDING
                      ------------------------------------

     The major elements of the Project relate to the preparation and submission of an NDA for the treatment of acute relapse of ulcerative colitis. A large-scale clinical program will be undertaken in the U.S. in support of the NDA, though the studies have been designed to be of use outside the U.S. as well. Non-clinical data will be obtained from past and in-progress work in the U.K. under the management of Glycyx Pharmaceuticals, Ltd. Salix will contribute toward the cost of these studies. The major elements of the Project are as follows:


     Pre-clinical Safety and Pharmacology
     ------------------------------------

     Relevant pre-clinical studies conducted by Biorex will be re-formatted, summarized and included in the NDA as appropriate. Additional data and reports will be acquired from Glycyx's U. K. studies over an 18 month period. Summary reports will be prepared, as necessary.


     Human Clinical and Metabolic Studies
     ------------------------------------

     Two pivotal studies of efficacy are planned. A double-blind controlled, multi-center, dose ranging trial is scheduled to begin in May 1993. The trial has a target enrollment of 230 patients, in 3 treatment groups: placebo, Balsalazide (BSZ) 4.50g/d, and BSZ 6.75g/d. Completion is forecast for 4Q 1993. A second double-blind controlled trial, comparing Balsalazide to Asacol is planned to begin 4Q 1993. Target enrollment is 230 patients in 3 arms: BSZ 2.25g/d, BSZ 6.75g/d, and Asacol. Completion is forecast for 2Q 1994. Both trials will be multi-center, encompassing 15-20 clinics throughout the U.S. Salix has previously received IND approval for a Phase III study and an amendment for the above two protocols will be filed in April 1993. BRI, a Contract Research Organization, has been retained by Salix for trial administration, data collection and analysis. The clinical plan and protocols have been developed through consultation with representatives of Astra Draco.

     A short-duration pharmacokinetic study in healthy volunteers will be conducted to measure dose proportionality and other parameters. The plan and protocol are currently under preparation. Completion is expected prior to that of the pivotal studies. Data from the U.K. pharmacokinetic studies will be acquired from Glycyx.


     Manufacturing and Controls
     --------------------------

     Active ingredient and pharmaceutical process will be transferred to Salix from Glycyx. Supplementary process development and documentation for the drug product will be developed by Salix. An outside company is under contract to produce "Colazide" capsules in the U.S. Balsalazide chemical will be procured from the current European manufacturers.


     Dossier Preparation and Regulatory Affairs
     ------------------------------------------

     The NDA will be assembled and submitted by Salix staff, with assistance from BRI. To the extent possible, all sections of the NDA will be prepared and submitted in advance of the completion of the final pivotal clinical study. Post-submission follow up and requests from FDA will be managed by Salix staff. A review period of two years is forecast.


     It is planned that approximately 70% of Salix's current administrative resources will be dedicated to the Project.


     Expenses
     --------

     Estimated costs for the Project are shown on the following page. Payments from Astra to Salix shall be made no later than the first day of each calendar quarter.

                                   SCHEDULE 2

                      SUMMARY OF PROJECT AND ASTRA FUNDING
                      ------------------------------------


               PROJECT SUMMARY
[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

LISTING OF COMPLETED AND PLANNED PHARMACOKINETIC STUDIES WITH BASALAZIDE
------------------------------------------------------------------------
Requested by R.A. Onyett, CAMAS Partners, 31 August 1992.
Prepared by J. G. Allen, Pharmac Consultants, 1 September 1992.

1. A list of the non-clinical studies "completed by Biorex" has been prepared by Glycyx Pharmaceuticals Ltd., in their COLAZIDE - INVENTORY OF STUDIES (annotated copy attached). None of these have, in fact, been written up as formal reports; therefore, they all need to be "reconstructed". The possible use Of a standard format for the preclinical reports has been discussed with T. Hardy Consultancy, who are exploring this. When they are complete, however, the kinetic reports will only provide limited support the NDA. All of the studies listed as "pharmacokinetics and distribution " under PART IIIG (categories 1-3) only involve the measurement of radioactivity, and in many cases this is complicated by the simultaneous use of two different 3H-forms of BSZ and/or failure to separate out the tritiated water. Reports of all the studies are however required to provide some data for the ferret, mouse and rabbit, and supportive information for the new rat data.

2. The Biorex results in rats and ferrets suggest that both balsalazide and 4-ABA are highly cleared; therefore, the exposure of organs and tissues should be low. Data in the rat also suggest that the systemic exposure to balsalazide and its metabolites, after administration of the lowest dose used in the toxicity studies, may be lower than that achieved with therapeutic doses in patients. New ADME studies are planned in the rat to confirm this. Similar studies are planned to determine whether this will also apply to the dog, which has been selected as an additional "non-rodent" for toxicology. These are listed, as an attachment. Limited studies may also be required in the mouse and rabbit, depending upon the rewrites.

3. If it is confirmed that the clearance of balsalazide and/or metabolites is higher in laboratory animals than humans, reasoned arguments to justify the validity of the toxicology will need to be included in the NDA [e.g. exposure of the colon (the primary target organ) is related to total dose and the expected secondary effect is the salicylate-like action of 5-ASA on the kidney, which will be determined by species sensitivity and/or total renal clearance of active metabolite rather than plasma concentrations.] Comparative protein binding data ("free drug fractions") may also need to be determined in this context.

Listing of Completed and Planned Pharmacokinetic Studies with Balsalazide
-------------------------------------------------------------------------
cont.


4. The dog was selected as the "non-rodent" for toxicology on the basis that it is one of the species recommended by various regulatory authorities, and because it was used for the recently submitted applications for olsalazine and mesalazine (FDA Summary Basis or Approval). However the metabolism of both 5-ASA and 4-ABA in this species is unlikely to reflect that in man, where N-acetylation is expected to be the major route. This can probably be justified for 5-ASA, because the dog's lack of secondary metabolism will maximise exposure to the active and potentially (salicylate) toxic moiety. Exposure to the N-acetyl metabolite of 4-ABA is likely, however, to only be covered in the rat. If this proves to be very low relative to that in humans, additional (short-term) toxicology, either with this metabolite or in a further species, may need to be considered.

5. I am aware of 3 Biorex human pharmacokinetic studies: (i) the comparative study with sulphasalazine (which was written up as a publication, and for the UK submission in 1985) (ii) a single dose bioequivalence comparison of solution and capsules and (iii) monitoring of Nottingham study, in patients receiving escalating doses. The last two studies also need to be reported formally, as supportive data for the NDA.

6. To date, two new human studies (shown in the Glycyx inventory) have been planned. The need for further kinetic studies will depend upon the outcome of this program; for example, a randomised dose proportionality study could be required, if the repeat dose fails to reassure authorities (especially the FDA). In addition: further patient monitoring data will be required, plus possibly a single dose human radiolabelled study (depending upon results from the metabolic studies in animals). Bioequivalence studies may also be needed, depending upon changes in formulations, suppliers etc.

                            /S/ J.G. Allen

                                                                               3
          Summary of Preclinical ADME Studies planned for Balsalazide
          -----------------------------------------------------------

Balsalazide and 4-ABA, randomly labelled with Carbon-14 in the aromatic ring are being prepared by Amersham International, for ADMI studies at Hazleton U.K. These materials will be used for.

1. A quantitative whole body autoradiographic study with 14C-balsalazide in pregnant pigmented rats, to determine (i) general distribution after oral administration, (ii) placental transfer and foetal penetration and (ii) melanin binding after a single oral administration by gavage.

2. Absorption, distribution, metabolism and excretion of single doses of 14C-balsalazide administered to male rats intravenously (one dose level) and orally by gavage (two dose levels, corresponding to the high and low doses used for 26 week toxicology).

3. Absorption, distribution, metabolism and excretion of single doses of 14C-ABA administered to male rats intravenously (one dose level) and orally by gavage (one dose level, equivalent to the low dose used for 26 week toxicology).

4. Absorption, distribution, metabolism and excretion of single doses of 14C-balsalazide administered to beagles intravenously (one dose level) and orally by gavage (two dose levels, corresponding to the high and low doses used for 26 week toxicology).

In addition, monitoring of the rat and dog MTD, 26 week toxicology and rat carcinogenicity will be used to assess dose-proportionality of absorption and elimination during repeated oral administration. Notification has also been received recently from Biorex that 30 mCI of tritiated balsalazide were held at University of Surrey; arrangements to transfer this material to HUK have been made, as a contingency measure.

                             T.L HARDY CONSULTANCY

--------------------------------------------------------------------------------

Tel  (0929) 48 1197                                         "Badgers".
Fax: (0929) 48 1197                                         South Street,
                                                            Kingston,
                                                            Corfe Castle,
                                                            Wareham,
                                                            Dorset BH20 5LL
                                                            England


                                re:  Balsalazide

              Non-Clinical Safety Evaluation Studies - Toxicology

                             ---------------------

I have examined the animal toxicology studies and genetic toxicology conducted by and on behalf of Biorex laboratories Ltd. of Crossfield Chambers, Gladbeck Way, Enfield, Mddx. England and which were conducted to December 1991.

Although many of the studies were not conducted to the format and conditions now expected by Regulatory Agencies, it is my opinion that the data shows that balsalazide has a low order of toxicity and that the signs and reactions to dosage as seen in the animal species studied are compatible with the pharmacology of the product administered. No adverse toxicities are clearly apparent within the reports which I have examined which are aberrant in consideration of the chemical nature of the principal metabolite, 5. ASA. The studies refered to include long term administration to rats and ferrets and carcinogenicity studies in the mouse and rat.

Notwithstanding the above, a programme of toxicological evaluation of balsalazide has been designed to fulfil the present day requirements of the major Regulatory Agencies World Wide. This programme includes re-evaluation of the consequences of repeated administration to rodents and non-rodents, reproduction toxicology and necessary toxicokinetics to enable overall evaluation.

To date the initial findings in preliminary studies using high doses of balslazide at large multiples of the proposed dose for man, are substantiating the balsalazide has a low order of toxicity.



                            /s/ Terry L. Hardy
                            ------------------
                                Terry L. Hardy.

                                                 Dated: 31st, August, 1992.

--------------------------------------------------------------------------------
                  Adviser on Toxicology and Safety Evaluation

         COLAZIDE(R) DEVELOPMENT - Completed Studies and Additional Work
         ---------------------------------------------------------------

--------------------------------------------------------------------------------

EC Registration Dossier Headings      Completed           Glycyx
                                      by Biorex   Repeat/New   Reconstruct
--------------------------------------------------------------------------------

PART IIIA Single dose toxicity

     - Mouse, oral                        o
     - Mouse, ip                          o
     - Rat oral                           o           *
     - Rat, ip (iv)                       o           *
     - Mouse, oral: 4-ABA                 o
     - Rat, oral: 4-ABA                   o
     - Mouse, oral: 5-ASA                 o
     - Rat, oral: 5-ASA                   o
     - Mouse, oral: 5-ASA/4-ABA           o
     - Rat, oral: 5-ASA/4-ABA             o
     - Mouse, oral: BSZ impurity          o
     - Mouse, ip: BSZ impurity            o
     - Mouse, ip: Colazide                o

Part IIIB - Repeated dose toxicity

 Max. Tolerated Dose
 -------------------

     - Dog                                            o

 !unreadable!
     - Rat, 14 days, oral                 o           o              *
     - Mouse, 7 days, oral: BSZ           o                          *
     - Mouse, 28 day, oral BSZ            o                          *
     - Rat, 7 days, oral: BSZ             o                          *
     - Rat, 28 day, oral: BSZ             o                          *
     - Dog, 28 days, oral                             o

 Chronic
 -------
     - Rat, 96 week, oral                 o                          o
     - Ferret, 26 week, oral              o                          o
     - Dog, 26 week, gavage                           o
     - Rat 26 week, gavage                            o

PART IIIC Reproduction Studies

1. Fertility and general reproductive
   performance
   ----------------------------------

     - Rat fertility, oral                o           o

     - Rat, comparative fertility with
       sulphasalazine, oral               o

     - Mouse, comparative fertility
       with sulphasalazine, oral          o
--------------------------------------------------------------------------------
Page 1                                                     *under consideration

                                       6
         COLAZIDE(R) DEVELOPMENT - Completed Studies and Additional Work
         ---------------------------------------------------------------

--------------------------------------------------------------------------------

EC Registration Dossier Headings      Completed           Glycyx
                                      by Biorex   Repeat/New   Reconstruct
--------------------------------------------------------------------------------
2. Embryotoxicity

   -  Mouse teratology oral              o
   -  Rat teratology                                  o
   -  Rabbit teratology, oral            o            o

3. Peri-/postnatal potential

   -  Mouse perinatal                    o
   -  Rat peri-/post natal                            o

PART IIID Mutagenic Potential

   In vitro
   --------
   -  Ames test                          o
   -  Cultured human lymphocytes         o
   -  HGPRT locus Chinese hamster
      V79 cells                          o

   In vivo
   -------
   -  Micronucleus test                  o

PART IIIE - Oncogenic/carcinogenic
            potential

   -  Mouse carcinogenicity, oral        o                           o
   -  Rat carcinogenicity, oral          o            o              o
      (new study is 104 week)

PART IIIF General Pharmacology

1. Pharmacodynamic effects relating
   to proposed indications
   --------------------------------

   - Carrageenin-induced ulcerative
     colitis                             o                           *

   - Gastrointestinal studies
     - Ulcerogenic potential             o                           *
     - GI motility and smooth muscle
       activity                          o                           *
     - Ethanol-induced gastric
       necrosis in rats                  o                           *
     - Effect of BSZ on GSH levels
       in rectocolonic mucosa            o                           *
     - Effect on BSZ on ethanol-induced
       rectocolonic damage               o                           *
     - Effect on BSZ and metabolites
       on ethanol-induced gastric
       necrosis                          o                           *
     - Effect on BSZ on eicosanoid
       release                           o                           *
     - Effect on BSZ and SASP on
       rectocolonic lesions              o                           *

   - Anti-inflammatory activity          o                           *

   - Analgesic activity
     - Acetic acid-induced writhing
       test                              o                           *
     - Hyperalgesia test in rats         o                           *

   - Yeast-induced pyrexia               o                           *

--------------------------------------------------------------------------------
Page 2                                                    * under consideration

                                       7
          COLAZIDE(R) DEVELOPMENT-Completed Studies and Additional Work
          -------------------------------------------------------------

--------------------------------------------------------------------------------

EC Registration Dossier Headings      Completed           Glycyx
                                      by Biorex   Repeat/New   Reconstruct
--------------------------------------------------------------------------------

2. General Pharmacodynamics
---------------------------

   - Central nervous system
     - Barbiturate-induced sleeping
       time                              o                          *
     - Spontaneous locomotor activity    o                          *

   - Endocrine system
     - Vaginal comification test         o                          *
     - Uterine weight response           o                          *

   - Cardiovascular system
     - Effect of BSZ on CV system and
       respiration in ferrets            o                          *
     - Effect of BSZ on cat BP and
       respiration                       o                          *
     - Effect of BSZ (I.V.) on BP,
       HR and respiration in
       anesthetized male cat             o                          *
     - Effect of BSZ on BP, HR and
       respiration in anesthetized rats  o                          *
     - Effect of BSZ on BP, HR and
       respiration of ferrets            o                          *
     - Effect of impurity (BX769A) on
       rat BP, HR and respiration        o                          *
     - Effect of impurity (BX769A)
       (I.V.) on BP, HR and respiration
       of anesthetized rats              o                          *
     - Effect of BSZ metabolites on BP,
       HR and respiration of
       anesthetized cats                 o                          *

   - Electrolyte Excretion
     - Diuretic test                     o                          *
     - Effect of BSZ and related
       compounds on water induced
       diuresis in the rat               o                          *
   - Other Systems
     - Effects of BSZ on rat peritoneal
       mast cell degranulation           o                          *
     - Effects of BSZ in vitro on
       erythrocyte membrane
       stabilization                     o                          *
     - Effect of BSZ and its impurity
       (BX769A) on erythrocyte membrane
       stabilization                     o                          *
     - Effect of SASP and BSZ on cell
       membrane stability and histamine
       release                           o                          *
     - Possible anti-microbial activity
       of BSZ and related compounds on
       organisms of gut microflora       o                          *
     - Comparative suppression of
       lymphocyte transformation by
       SASP analogues                    o                          *


2. Drug Interactions
--------------------

   - No studies

--------------------------------------------------------------------------------
Page 3                                                     * Under Consrtuction

          COLAZIDE(R) DEVELOPMENT-Completed Studies and Additional Work
          -------------------------------------------------------------

--------------------------------------------------------------------------------

EC Registration Dossier Headings      Completed           Glycyx
                                      by Biorex   Repeat/New   Reconstruct
--------------------------------------------------------------------------------

PART IIIG-Pharmacokinetics

  1. Pharmacokinetics after a
     single dose

      - Drug excretion in rat
        and ferret                      o                            o
      - Rat blood concentrations,
        oral and iv                     o                            o
      - Rat bioavailability, oral
        liquid vs solid dose            o                            o
      - Ferret blood concentrations,
        oral and iv                     o                            o
      - Ferret blood concentrations,
        dietary dosing                  o                            o


  2. Pharmacokinetics after repeated
     administration

      - Rat blood concentrations,
        oral, 28 days dosing            o                            o
      - Ferret blood concentrations,
        oral 28 days dosing             o                            o

  3. Distribution in normal and
     pregnant animals

      - Rat tissue concentrations,
        oral                            o                            o
      - Ferret tissue concentrations,
        oral                            o                            o
      - Rat QWBA                                       o

  4. Biotransformation
      - Mouse excretion, oral           o                            o
      - Rat excretion, oral             o                            o
      - Rat biliary excretion, oral     o                            o
      - Ferret excretion, oral          o                            o
      - Ferret biliary excretion, oral  o                            o
      - Rat ADME, iv and gavage                        o
      - Rat ADME (4-ABA), iv and gavage                o
      - Dog ADME, iv and gavage                        o

Comparison pharmacokinetics rat &
 ferret                                 o

PART IIIH-Local Tolerance

      - No studies

PART IIIQ-Other Information

      - No studies

--------------------------------------------------------------------------------
Page 4                                                     *under consideration

          COLAZIDE(R) DEVELOPMENT-Completed Studies and Additional Work
          -------------------------------------------------------------

--------------------------------------------------------------------------------

EC Registration Dossier Headings      Completed           Glycyx
                                      by Biorex   Repeat/New   Reconstruct
--------------------------------------------------------------------------------

PART IV A Clinical Pharmacology

  1. Pharmacodynamics
  -------------------

  2. Pharmacokinetics
  -------------------
     - Serum concentrations of
       BX661A, sulphasalazine
       and metabolites in man              o

     - Comparative tolerability
       and pharmacokinetic
       study of balsalazide,
       sulphasalazine and
       mesalazine following a
       single oral dose                                 o

     - Single dose bioequivalence           o                        o

     - Tolerability and pharmacokinetic
       study of balsalazide following
       repeated oral doses                              o

     - High dose patient monitoring         o                        o

PART IV B - Clinical Experience

     1. Clinical trials

        Double Blind, Controlled Studies
        in Acute Active Ulcerative Colitis

        - Balsalazide 6.75g/d vs SASP
          3g/d in the treatment of mild
          first episode ulcerative
          colitis (Protocol 028/011)        o

        - Balsalazide 6.75g/d vs SASP
          3g/d in the treatment of acute
          relapse or first episode
          ulcerative colitis(Protocol
          028/017)                          o

        Double-Blind, Controlled Studies
        in Maintenance of Remission of
        Ulcerative Colitis

        Low dose pilot (6 month) study:
        - Balsalazide 2g/d vs SASP 2g/d
          in the maintenance of remission
          of patients with ulcerative
          colitis (Protocol: 028/001)       o

        Medium dose subchronic (12 month)
        study:
        - Balsalazide 2g/d vs 4g/d in the
          maintenance of remission of
          patients with ulcerative colitis
          (Protocol: 028/005)               o

--------------------------------------------------------------------------------
Page 5                                                    *under consideration

                                   SCHEDULE 3
                                   ----------

                         "Bulk Product Specifications"

                                      and

                       "Finished Product Specifications"


                               BALSALAZIDE SODIUM
                               ------------------

                           Specification - "IN-HOUSE"
                           --------------------------


[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               BALSALAZIDE SODIUM
                               ------------------

                        Specification - "PL Submission"
                        -------------------------------

[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SCHEDULE 4
                                   ----------

                            QUALITY TEST PROCEDURES
                            -----------------------

                  To be mutually agreed upon prior to Launch.
                  -------------------------------------------

                             COLAZIDE (TM) CAPSULES
                             ----------------------

1.   GENERAL CHARACTERISTICS
     -----------------------

     Red/maroon, hard gelatin lock-fit capsule shells, size 00, containing a dry orange/yellow powder.

2.   FINISHED PRODUCT SPECIFICATION
     ------------------------------

     [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                           1 (4)



                                   SCHEDULE 5


                     TERMS AND CONDITIONS APPLICABLE TO THE
                    MANUFACTURING LICENCE UNDER ARTICLE 16.2
                    ----------------------------------------


l. With effect from the effective date of notice served by Astra under and in accordance with Article 16.2 of the Agreement (and consequently also
     Article 6.6) Salix shall grant Astra a licence to manufacture the Product both inside and outside the U.S. for sale in the U.S. only under the terms of the Agreement and this Schedule 5.

2. For the avoidance of doubt Salix shall not be prevented from manufacturing or continuing to manufacture the Product or appointing sub-contractors to manufacture the Product for sale by Salix or its customers both inside and outside the U.S. subject to the exclusivity granted to Astra in respect of the U.S. under the terms of the Agreement.

3. Salix shall supply Astra with such technical information and assistance as Astra may reasonably require (and which has not previously been supplied to Astra pursuant to Article 16.4) to enable Astra to produce the Product in commercial quantities Provided Always That Salix shall be reimbursed all costs and expenses incurred by it in supplying such

                                                                           2 (4)
     information and assistance to Astra.

4. Astra undertakes to Salix that it will manufacture the Product fully in accordance with the Bulk Product Specification and the Finished Product Specification (annexed to the Agreement in the approved form) and with the Drug Master File for the Product and in accordance with FDA Good Manufacturing Practice.

5. Astra shall be entitled to market, distribute and sell the Product manufactured by it only in accordance with the terms and provisions of the Agreement,

6. In consideration of the licence to manufacture Astra shall pay to Salix a fee calculated as a percentage of the Net Sales of all Product manufactured by or on behalf of Astra pursuant to this license and sold by Astra or any Astra Associate such percentage to be:

     6.1  [*]

     6.2  [*]

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     THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
     REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                           3 (4)

6.3  [*]

     6.3.1  [*]

     6.3.2 the actual cost of manufacture of the Product incurred by Astra shall be calculated upon the expiry of 12 months from the date of service of notice under Article 16 (and fees shall be payable during such 12 month period on an estimate and shall be adjusted retrospectively upon such calculation) by Astra which shall produce to Salix full details of all actual direct costs of manufacture (being materials labour and direct manufacturing overhead and interest) and its calculation of the average actual cost per kilogram of Product incurred in such 12 month period and upon agreement by Salix of such actual cost, it shall remain fixed thereafter for the period in which fees under this Article 6

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                           4 (4)
            shall remain payable.

     6.4  [*]

     6.5  [*]

7. Astra shall be solely liable for all losses, damages, costs and expenses arising out of any claim by any third party in connection with any Product manufactured by Astra and Astra hereby agrees fully and effectively to indemnify Salix against any claims, damages, costs, expenses, or other losses incurred by Salix arising out of or in connection with any Product manufactured by Astra.

8. The licence to manufacture granted hereunder shall continue for such period in which Astra may wish to manufacture the Product provided always that such licence shall terminate in the event of termination of the Agreement by Salix under the provisions of Article 29.2

9. In the event that Astra decides to have the Product manufactured by a sub-contractor Astra may appoint such sub-contractor provided that Astra shall ensure that the sub-contractor shall perform in accordance with this Agreement and Astra shall remain liable for the acts of its sub-contractor so appointed.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                 AMENDMENT NO. 1 TO CO-PARTICIPATION AGREEMENT

     This Amendment No. 1 to Co-Participation Agreement (the "Amendment") is entered into effective as of September 30, 1993 between Salix Pharmaceuticals, Inc., a company incorporated under the laws of California whose registered office is at 3600 W. Bayshore Road, Suite 205, Palo Alto, California 94303 USA ("Salix"), and AB Astra, a company incorporated under the laws of Sweden whose principal place of business is at Kvarnbergagatan 16, S-151 85 Sodertalje, Sweden ("Astra")


                                    Recitals
                                    --------

     Salix and Astra entered into a Co-Participation Agreement dated as of April 30, 1993 (the "Co-Participation Agreement") with respect to a collaboration in a programme of development and commercial sale in the United States of pharmaceutical products incorporating Balsalazide. The parties now desire to amend the Co-Participation Agreement on the following terms and conditions. Unless otherwise defined herein, capitalized terms shall have the meanings provided in the Co-Participation Agreement.


                                   Agreement
                                   ---------
     Now, therefore, in consideration of the premises and the mutual covenants set forth herein, the parties hereto mutually agree as follows:

     1.   Amendment to Schedule 2.  In order to better reflect the estimated
          ------------------------
expenses to be incurred by Salix and funded by Astra pursuant to Section 6.1 of the Co-Participation Agreement, Schedule 2 to the Co-Participation Agreement is hereby amended as follows:

          [*]

     2.   Miscellaneous.  Except as specifically amended as set forth above, the
          --------------
Co-Participation Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties, by their respective authorized officers, have executed this Amendment effective as of the date first above written.


AB ASTRA                                         SALIX PHARMACEUTICALS, INC.


By: /s/ Claes Wilhelmsson   /s/ Goran Lerenius   By: /s/ Randy W. Hamilton
        Claes Wilhelmsson       Goran Lerenius           Randy W. Hamilton,
  Executive Vice President      General Counsel          President

Title: ___________________________

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     THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
     REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.